AGREEMENT OF MERGER


                                     between


                     HEALTH AND RETIREMENT PROPERTIES TRUST


                                       and


                       GOVERNMENT PROPERTY INVESTORS, INC.





                                February 17, 1997

                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER ("Agreement") is made and entered into February 17, 1997, between: HEALTH AND RETIREMENT PROPERTIES TRUST ("HRPT"), a Maryland real estate investment trust, with its principal office located in Newton, Massachusetts, and GOVERNMENT PROPERTY INVESTORS, INC. ("GPI"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Washington, D.C.


                                    RECITALS:

         1. The Trustees and/or Boards of Directors of HRPT and GPI are each of the opinion that the transactions described in this Agreement are in their respective best interests and of their respective shareholders and, accordingly, have agreed to effect the merger provided for in this Agreement upon the terms and subject to the conditions set forth in this Agreement; and

         2. This Agreement provides for the merger (the "Merger") of Government Property Holdings Trust ("GPH"), a Maryland real estate investment trust, to be organized by GPI, with and into Hub Acquisition Trust ("Merger Sub"), a Maryland real estate investment trust, to be organized by HRPT, so that Merger Sub will be the surviving entity, and for GPI to receive common shares of beneficial interest of HRPT in exchange for its shares of beneficial interest of GPH, and following the Merger, for Merger Sub to conduct the business and operations of GPI; and

         3. Pursuant to a plan of liquidation and dissolution to be adopted by the stockholders of GPI, GPI will liquidate and dissolve and as a result, the former stockholders of GPI shall become shareholders of HRPT; and

         4. HRPT and GPI desire to make certain representations, warranties and agreements in connection with the Merger; and

         5. The parties intend that the Merger and subsequent liquidation of GPI shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

         In consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:


                                    SECTION 1
                                   DEFINITIONS

         Except as otherwise provided in this Agreement, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

         1.1 "1933 Act": the Securities Act of 1933, as amended.

         1.2 "1934 Act": the Securities Exchange Act of 1934, as amended.

         1.3 "Acquisition Proposal": defined in Section 6.3.

         1.4 "Additional Properties": the land and improvements and fixtures, if any, described on Disclosure Schedule 1.4 together with personal property of the sellers of such Additional Properties used in connection therewith (other than personal property of any tenant).

         1.5 "Additional Properties Acquisition Cost": the aggregate cost of acquiring Additional Properties including the purchase price, any contingent purchase price, the amount of any indebtedness assumed (but exclusive of transaction expenses and commissions paid by HRPT or any of its affiliates) that, prior to the Second Closing Date, HRPT or any of its affiliates have purchased or entered into a binding agreement to purchase.

         1.6 "Aggregate Closing Consideration": $436,000,000 minus (a) the total debt of GPI and the GPI subsidiaries on a consolidated basis (exclusive of the GPI Affiliate Debt), plus (b) for GPH and the other GPI Subsidiaries cash and cash equivalents, restricted cash, utility deposits, prepaid expenses (including real estate and other ad valorem tax expense, rent expense and insurance expense related to insurance policies set out on Disclosure Schedule 4.18), accounts receivable (less reserves for doubtful accounts) for rent or for tenant improvement work performed, and other assets (excluding (1) deposits for the LA MEPS Premises, Waco Premises and Phoenix Premises, (2) acquisition deposits relating to any other property not included in Premises, (3) accruals related to straight-line rents, (4) intercompany receivables, (5) capitalized leasing or brokers commissions, (6) deferred or capitalized costs of any kind) less (c) for GPH and the other GPI Subsidiaries, accounts payable and accrued expenses (including (1) payments due for goods and services to be made to vendors, contractors and the like, (2) payments due or accruals for payroll, vacation, insurance and other benefits of employees and related taxes, (3) accruals or payments due for real estate, personal property or other ad valorem taxes, state or local income, sales, revenue, franchise or net worth taxes, reimbursements to employees for business-related expenses (4) contractors retention, (5) future rent abatements, if any, (6) prepaid rents if any, (7) leasing commissions earned but not paid on space listed as "vacant" on Disclosure Schedule 4.22(c) or for replacement of tenants other than tenants on Material Leases, (8) debt prepayment penalties related to debt other than that secured solely by the Premises identified on Disclosure Schedule 1.71 as Properties Nos. 13, 14, 19 and 20, (9) Transaction Expenses, (10) expected payments due to insurance carriers for retropremiums, if any, and (11) an amount equal to $167,021; and excluding straight-line rent accruals), and accrued interest payable (exclusive of accrued interest related to GPI Affiliate Debt), all in accordance with GAAP, collectively referred to as "working capital" for GPI and the GPI Subsidiaries on a consolidated basis. GPI and HRPT shall prepare, by March 15, 1997, a Pro Forma Balance Sheet as of March 31, 1997 (the "Pro Forma Balance Sheet") based on the Consolidated Balance Sheet of GPI and its Subsidiaries as of February 28, 1997, in accordance with GAAP. Within 30 days of the Closing Date, GPI and HRPT shall prepare a consolidated balance sheet as of March 31, 1997, comparative to the Pro Forma Balance Sheet. Ernst & Young LLP, independent accountants, shall perform agreed upon procedures as set forth on Disclosure Schedule 1.6. Any difference between the Pro Forma Balance Sheet and the consolidated balance sheet of GPI and its Subsidiaries as of March 31, 1996, confirmed by Ernst & Young LLP which would have affected the determination of the Aggregate Closing Consideration shall be an adjustment to the Second Closing Consideration. The Aggregate Closing Consideration may also be subject to adjustment as provided in Sections 7.3, 8.2, 8.3, and 8.4.

         1.7 "Agreement": this Agreement of Merger and, for purposes of Sections 4.2, 4.5, 5.2 and 5.4, each of this Agreement of Merger, the Registration Rights Agreement, the Indemnification Agreement, the Non-Solicitation Agreement, the Service Agreement, the Consulting Agreement and the Representation Letter to which the Person making the representation is a party.

         1.8 "Articles of Merger": the Articles of Merger to be executed by Merger Sub and GPH and delivered to the Department of Assessments and Taxation of the State of Maryland relating to the merger of GPH with and into Merger Sub as contemplated by Section 2.1.

         1.9 "Aurora Premises":  the premises  identified on Disclosure Schedule
1.25 as Subject Property No. 1.

         1.10 "Certificate": defined in Section 3.3.

         1.11 "Charter Documents": with respect to a Person which is a corporation or a real estate investment trust, its certificate or articles of incorporation or organization or its declaration of trust and its by-laws and, with respect to a Person which is a partnership, its agreement and certificate of partnership.

         1.12 "Closing": the closing of the Merger which will take place as described in Section 3.1.

         1.13 "Closing Date": the date on which the Closing occurs.

         1.14 "COBRA": the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Internal Revenue Code and
Part 6 of Title I of ERISA.

         1.15 "College  Park  Premises":  the premises  identified on Disclosure
Schedule 1.71 as Subject Property No. 17.

         1.16 "Company Benefit Arrangement": any benefit arrangement maintained by GPI or any GPI Subsidiary, or any ERISA Affiliates of GPI or any GPI Subsidiary, covering any employees, former employees, directors or former directors of GPI or any GPI Subsidiary or any of their respective ERISA Affiliates, and the beneficiaries of any of them.

         1.17 "Company Employee Benefit Plan": any Employee Benefit Plan that is sponsored or contributed to by GPI or any GPI Subsidiary or any of their ERISA Affiliates covering the employees or former employees of GPI or any GPI Subsidiary or any of their ERISA Affiliates.

         1.18 "Company Plan": any Company Employee Benefit Plan or Company Benefit Arrangement.

         1.19 "Consulting Agreement": defined in Section 7.2(d).

         1.20 "Contract": any contract, agreement, indenture, note, bond, loan agreement, instrument, lien, conditional sales contract, lease, ground lease, Tenant Lease, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, including, without limitation, the Development Partnership Agreements.

         1.21 "Contract Properties": the land and improvements and fixtures, if any, described on Disclosure Schedule 1.21, together with any personal property of the sellers of such Contract Properties to be sold pursuant to the applicable purchase and sale agreement and used in connection therewith.

         1.22 "Contract Property Leases": all leases of the Contract Properties listed on Disclosure Schedule 1.22.

         1.23 Intentionally Deleted.

         1.24 "Development Partnership Agreements": the agreements with third parties identified on Disclosure Schedule 1.24.

         1.25 "Development  Properties":  the properties described on Disclosure
Schedule 1.25.

         1.26 "Development Property Leases": all leases of the Development Properties listed on Disclosure Schedule 1.26.

         1.26A "Disclosure Schedule": the disclosure schedules delivered by HRPT and GPI to each other prior to the execution of this Agreement.

         1.27 "Effective Time": the date and time at which the Merger becomes effective pursuant to Maryland Law and as provided in Section 3.2 of this Agreement.

         1.28 "Employee  Benefit Plan": any employee benefit plan, as defined in
Section 3(3) of ERISA.

         1.29 "Environmental Laws": any and all applicable federal, state and local environmental statutes, laws and ordinances, all regulations and rules of all governmental agencies, bureaus or departments and all applicable judicial, administrative and regulatory decrees, judgments and orders, including common law rulings, relating to injury to, or the protection of, the environment, or the impact of the environment on human health, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         1.30 "Environmental Reports": defined in Section 4.24(e).

         1.31 "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

         1.32 "ERISA Affiliate": a Person and/or such Person's Subsidiaries or any trade or business (whether or not incorporated) which is under common control with such Person or such Person's Subsidiaries or which is treated as a single employer with such Person or any Subsidiary of such Person under Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(b)(1) of ERISA.

         1.33 "Escrow  Agreement":  the escrow agreement in the form attached as
Schedule 1.33.

         1.34 "Financial Statements": defined in Section 4.8.

         1.35 "GAAP": generally accepted accounting principles as in effect on the date of the financial statements, taxes or other item being referenced.

         1.36 "Golden Premises":  the premises identified on Disclosure Schedule
1.25 as Subject Property No. 2.

         1.37 "GPH Common Shares": the shares of beneficial interest, par value $.01 per share, of GPH.

         1.38 "GPI Affiliate Debt": certain notes of GPI in the principal amounts and payable to the persons listed on Disclosure Schedule 1.38.

         1.39 "GPI Common Stock": the common stock, par value $0.01 per share of GPI, including the Series A and Series B Common Stock of GPI.

         1.40 "GPI Property Debt": the indebtedness of certain of the GPI Subsidiaries listed on Disclosure Schedule 1.40.

         1.41 "GPI  Subsidiaries":  the Subsidiaries of GPI listed on Disclosure
Schedule 4.4, each of which is a "GPI Subsidiary."

         1.42 "GPI Third Party Debt": the notes of GPI held by the Persons listed on Disclosure Schedule 1.42 in the principal amounts set forth opposite their names.

         1.43 "Hazardous Materials": any substance defined as a "hazardous substance", "hazardous material", "hazardous" or "dangerous waste" or similar term under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section

6901 et seq.) or any similar or analogous state or local statute, law or regulation or which contains or consists of gasoline, diesel fuel or other petroleum products or natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuels.

         1.44 "Houston Premises": the Premises identified on Disclosure Schedule
1.71 as Subject Property No. 1.

         1.45 "HRPT Common Shares": the common shares of beneficial interest, par value $0.01 per share, of HRPT of the same class and series as that traded on the NYSE on the date of this Agreement.

         1.46 "HRPT Merger Shares": a number of HRPT Common Shares equal to the quotient obtained by dividing the Aggregate Closing Consideration by the Merger Price, provided the fractional portion of the quotient, if any, shall be disregarded.

         1.47 "HRPT Second Closing Shares": a number of HRPT Common Shares equal to the quotient obtained by dividing the Second Closing Consideration by the Second Closing Price.

         1.48 "HRPT SEC Reports": collectively, (a) HRPT's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of HRPT's shareholders (whether annual or special) and (ii) actions by written consent in lieu of a shareholders' meeting, if any, from December 31, 1995 until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by HRPT with the SEC since December 31, 1995.

         1.49 "HRPT  Terminating  Event":  any of the  occurrences  set forth in
Section 10.1(e).

         1.50 "HRPT Subsidiaries": the Subsidiaries of HRPT, each of which is an "HRPT Subsidiary."

         1.51 "HSR Act": the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.52     "Internal Revenue Code":  defined in the Recitals.

         1.53     "IRS":  the Internal Revenue Service.

         1.54 "Knowledge": the terms "GPI's knowledge" and "to the knowledge of GPI" mean the knowledge of those officers and directors of GPI and the GPI Subsidiaries listed on Disclosure Schedule 1.54; the terms "HRPT's knowledge" and "to the knowledge of HRPT," and the terms "Merger Sub's knowledge" and "to the knowledge of Merger Sub" mean the knowledge of any of their respective officers or trustees.

         1.55 "LA MEPS Premises": the premises identified on Disclosure Schedule
1.21 as Subject Property No. 3.

         1.56 "Lien": any interest in property, whether such interest is based on common law, statute, court decision or contract and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance (including any easement, exception, reservation or limitation, right of way or the like), lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any lease of property (whether real, personal or mixed) which is required, in accordance with GAAP, to be recorded by the lessee as the acquisition of an asset and the incurrence of a liability, and the filing of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

         1.57     [Intentionally omitted.]

         1.58 "Maryland Law": Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and the Maryland General Corporation Law.

         1.59 "Material Adverse Effect": (i) any material adverse effect on the business, assets, liabilities, financial condition or results of operations of GPI and its Subsidiaries, taken as whole; or, (ii) with respect to any of the Premises, any event which gives any U.S. Government tenant under a Material Lease a right to terminate such lease or abate or offset any rental payments thereunder in accordance with the terms of such lease.

         1.60 "Material Leases": all of the Tenant Leases identified on Disclosure Schedule 1.60.

         1.61 "Merger": the merger of GPH with and into Merger Sub as provided in Section 2.1 of this Agreement.

         1.62 "Merger Price": $17.291.

         1.63 "Multiemployer Plan": a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

         1.64 "NYSE": The New York Stock Exchange, Inc.

         1.65 "Party": HRPT or GPI and "Parties" shall mean HRPT or GPI.

         1.66 "Pension Plan":  any employer  pension benefit plan, as defined in
Section 3(2) of ERISA.

         1.67 "Permits": defined in Section 4.11.

         1.68 "Permitted Liens": Liens set forth on Disclosure Schedule 1.68 and
(i) any Liens for real estate Taxes not yet due or delinquent; (ii) any imperfection of title or similar Lien that, individually or in the aggregate with other such Liens, do not materially and adversely interfere with the current use of such Premises or Development Properties; (iii) statutory liens of mechanics, materialmen and other similar liens arising by operation of law which arise in the ordinary course of construction in accordance with the approved plans and specifications relating to the Development Properties, or which are incurred pursuant to any of the Development Partnership Agreements, in all cases which Liens are not yet delinquent; (iv) applicable zoning regulations and ordinances, provided that the same do not prohibit or impair in any material respect the use of any Premises or Development Properties as currently used; (v) the ground lease with respect to the Premises located in Buffalo, New York; (vi) any other Liens approved by HRPT; and (vii) Liens listed as exceptions on Schedule B to any title reports and policies with respect to real property provided to or otherwise obtained by HRPT prior to the date hereof (for purposes of the Aurora Premises and the Golden Premises, the Liens listed on Disclosure Schedule 1.68 in lieu of this clause (vii)).

         1.69 "Person": an individual, partnership, joint venture, corporation, limited liability company, trust and any other form of business organization.

         1.70 "Phoenix Premises": the premises identified on Disclosure Schedule
1.21 as Subject Property No. 2.

         1.71 "Premises": the land, improvements and fixtures described in Disclosure Schedule 1.71 together with all personal property owned by GPI or any of the GPI Subsidiaries and used in connection therewith.

         1.72 "Prohibited  Transaction":  a transaction that is prohibited under
Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under Section 4975 of the Internal Revenue Code or Section 408 of ERISA, respectively.

         1.73 "Proprietary Data": defined in Section 4.23.

         1.74 "Registration Rights Agreement": defined in Section 2.6.

         1.75 "Reportable Event": a "reportable event", as defined in Section 4043 of ERISA, whether or not the reporting of such event to the Pension Benefit Guaranty Corporation has been waived.

         1.76 "Representation Letter": that certain letter, dated the date hereof, from GPI to HRPT with respect to certain matters concerning the College Park Premises.

         1.77 "San  Diego  Premises":  the  premises  identified  on  Disclosure
Schedule 1.25 as Subject Property No. 3.

         1.78 "SEC": the United States Securities and Exchange Commission.

         1.79 "Second Closing": the closing which will take place as described in Section 9.

         1.80 "Second Closing Consideration": the greater of $8,000,000 or an amount equal to 3% of the Additional Properties Acquisition Cost. The Second Closing Consideration may be subject to adjustment as provided in Sections 1.6,
8.3 and 8.10.

         1.81 "Second  Closing  Date":  the one year  anniversary of the Closing
Date.

         1.82 "Second Closing Price": the arithmetic average of the closing sale prices for an HRPT Common Share as reported by NYSE for the 20 trading days immediately prior to the Second Closing Date.

         1.83 "Second Closing Recipient": the successor to GPI designated in its plan of liquidation to be adopted prior to the Closing.

         1.84 "Subsidiaries": all corporations, associations or other entities of which a person owns, directly or indirectly, 50% or more of the voting stock or other voting equity interests of such corporation, association or other entity.

         1.85 "Survivor": defined in Section 2.1.

         1.86 "Taxes": defined in Section 4.16.

         1.87 "Tax Returns": defined in Section 4.16.

         1.88 "Tenant  Leases":  all leases of the Premises listed on Disclosure
Schedule 1.88.

         1.89 "Transaction Expenses": the expenses of GPI incurred in connection with the transactions contemplated by this Agreement set forth on Disclosure
Schedule 1.89.

         1.90 "Waco Premises":  the premises  identified on Disclosure  Schedule
1.21 as Subject Property No. 1.


                                    SECTION 2
                        TRANSACTIONS AND TERMS OF MERGER

         2.1 Merger.

         Subject to the terms and conditions of this Agreement, at the Effective Time, GPH shall be merged with and into Merger Sub in accordance with the provisions of and with the effect provided in Maryland Law. The separate existence of GPH shall thereupon cease, and Merger Sub shall be the surviving entity of the Merger (sometimes referred to as the "Survivor") and shall continue to be governed by Maryland Law. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Boards of Directors and/or Trustees of HRPT, Merger Sub and GPI and GPH.

         2.2 Declaration of Trust of the Survivor.

         The Declaration of Trust of Merger Sub in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Survivor, until amended in accordance with Maryland Law.

         2.3 Bylaws of the Surviving Corporation.

         The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Survivor, until amended in accordance with Maryland Law.

         2.4 Directors and Officers of the Survivor.

         The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Survivor as of the Effective Time.

         2.5 Manner of Converting Shares.

         All of the HRPT Common Shares and all shares of beneficial interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall be unaffected by the Merger. The manner and basis of converting the shares of beneficial interest of GPH upon consummation of the Merger shall be as follows:

                  (a) GPH Common  Shares.  Except as otherwise  provided in this
         Section 2.5, each GPH Common Share issued and outstanding immediately prior to the Effective Time shall, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one percent of (i) the HRPT Merger Shares, (ii) any HRPT Common Shares issued to pursuant to Sections 8.3 and 8.4 and (iii) HRPT Common Shares issued pursuant to
         Section 9.2.

                  (b) Anti-Dilution Provisions. If HRPT changes the number of HRPT Common Shares issued and outstanding, after the determination of the Merger Price and prior to the Effective Time, as a result of a stock split, stock dividend, recapitalization, reclassification, redemption, exchange, self-tender or exchange offer, or any action by HRPT similar to any of the foregoing, or affects the value of the HRPT Common Shares as a result of any dividend or distribution of cash, securities or other property (other than regular cash dividends declared and paid in a manner and amount consistent with recent past practice and other than the issuance of HRPT Common Shares in connection with business combination transactions) and the record date therefor shall be after the date of this Agreement and prior to the Effective Time, the numbers of HRPT Common Shares to be issued pursuant to this Agreement shall be appropriately adjusted.

                  (c) Treasury Shares. Any and all GPH Common Shares held as treasury shares by GPH shall be cancelled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

                  (d) Fractional Shares. No fractional HRPT Common Shares will be issued as a result of the Merger. In lieu of the issuance of fractional shares pursuant to this Agreement, cash adjustments (without interest) will be paid to GPI in respect of any fraction of an HRPT Common Share that would otherwise be issuable to GPI, and the amount of such cash adjustment shall be determined by multiplying the fraction of an HRPT Common Share otherwise issuable times the Merger Price.

         2.6 Investment and Registration Rights Agreement.

         The issuance of the HRPT Merger Shares pursuant to this Agreement will not be registered under the 1933 Act or any state securities laws in reliance upon certain exemptions from registration contained therein. The transfer of the HRPT Merger Shares will, accordingly, be subject to certain restrictions as set forth in the Investment and Registration Rights Agreement, in the form attached as Schedule 2.6 (the "Registration Rights Agreement"). GPI shall have certain rights to require the registration of an offering of the HRPT Merger Shares pursuant to the Registration Rights Agreement.


                                    SECTION 3
              CLOSING, EFFECTIVE TIME AND DELIVERY OF CONSIDERATION

         3.1 The Closing.

         Following the day on which the last of the conditions set forth in this Agreement shall be fulfilled or waived in accordance herewith (other than those conditions which are to be fulfilled contemporaneously with the Closing), subject to the terms and conditions of this Agreement, the closing of the Merger shall take place (a) at the offices of Sullivan & Worcester LLP, at Boston, Massachusetts at 9:00 a.m. (local time), on the day set forth in a notice from HRPT to GPI which shall not be sooner than 3 business days following the date of such notice and not later than March 31, 1997 (unless delayed as permitted by Section 10.2), or (b) at such other time, date or place as the Parties may agree.

         3.2 Effective Time.

         If all of the conditions to the Merger set forth in this Agreement shall have been fulfilled or waived and this Agreement shall not have been terminated, on the Closing Date the Parties shall deliver to the Department of Assessments and Taxation of the State of Maryland the Articles of Merger in accordance with Maryland Law. The Merger shall become effective at the time of filing of the Articles of Merger.

         3.3 Issuance of HRPT Merger Shares.

         At the Closing, HRPT shall authorize the transfer agent for the HRPT Common Shares to issue the number of whole HRPT Common Shares to which GPI is entitled pursuant to Section 2.5. As promptly as possible after the Effective Date, GPI, as the sole record holder of all of the outstanding certificates which immediately prior to the Effective Time represented GPH Common Shares (collectively, the "Certificates" and each a "Certificate") shall surrender such Certificates (together with a stock power, duly executed in blank) to HRPT and shall thereupon be entitled to receive in exchange therefor (i) one or more certificates as requested by GPI (properly issued, executed and counter-signed, as appropriate) representing, in the aggregate, the HRPT Merger Shares to which GPI shall have become entitled pursuant to the provisions of Section 2.5 and
(ii) as to any fractional
share, a check representing the cash consideration to which GPI shall have become entitled pursuant to Section 2.5. The Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. From the Effective Time until surrender in accordance with the provisions of this Section 3.3, each Certificate shall represent for all purposes only the right to receive the consideration provided in Section 2.5. No dividends that are otherwise payable on HRPT Common Shares will be paid GPI until GPI surrenders the Certificates. After such surrender, there shall be paid GPI any dividends on such HRPT Common Shares that shall have a record date on or after the Effective Time and prior to such surrender. If the payment date for any such dividend is after the date of such surrender, such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends.


                                    SECTION 4
                      REPRESENTATIONS AND WARRANTIES OF GPI

         GPI represents and warrants to HRPT and acknowledges that HRPT is relying upon such representations and warranties in connection with the transactions provided for in this Agreement:

         4.1 Organization, etc.

         GPI and each of the GPI Subsidiaries is duly organized, validly existing and in good standing as a corporation, real estate investment trust, limited liability company or partnership, as the case may be, and has all requisite power and authority (i) to conduct its business as it is now conducted, (ii) to own or lease all of the properties owned or leased by it,
(iii) in the case of GPI, to enter into and perform this Agreement and (iv) to otherwise consummate the transactions contemplated by this Agreement. True, correct and complete copies of the Charter Documents of GPI and each of the GPI Subsidiaries as of the date of this Agreement have been previously delivered or made available to HRPT. The records and minute books of GPI and each of the GPI Subsidiaries contain complete and accurate, in all material respects, minutes of all meetings of the directors and/or trustees and shareholders of GPI and each of the GPI Subsidiaries held since their respective dates of organization, all such meetings were duly called and held, and the share certificate books and register of shareholders of GPI and each of the GPI Subsidiaries are complete and accurate. GPI and each of the GPI Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or lease of property by it or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2 Authorization; Execution; Binding Effect.

         The execution, delivery and performance of this Agreement, and the consummation of the transactions provided for in this Agreement, have been duly authorized by all necessary action on the part of GPI and this Agreement constitutes the legal, valid and binding obligation of GPI, enforceable against GPI in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Capitalization.

         The authorized capital stock of GPI and the number of shares outstanding on the date of this Agreement is set forth in Disclosure Schedule
4.3. Except as set forth on Disclosure Schedule 4.3, GPI has no shares of capital stock or any other voting or equity securities or interests outstanding. All outstanding shares of GPI Common Stock are duly authorized, validly issued and fully paid and non-assessable. Except for this Agreement or as set forth in Disclosure Schedule 4.3, there is no existing subscription, option, warrant, call, right, commitment or other agreement to which GPI is a party requiring, and there are no convertible securities of GPI outstanding which upon conversion would require, directly or indirectly, the issuance of any additional GPI Common Stock or other securities convertible into GPI Common Stock or any other equity security of GPI, and there are no outstanding contractual obligations of GPI to repurchase, redeem or otherwise acquire any outstanding GPI Common Stock. Except as set forth on Disclosure Schedule 4.3, there are no preemptive rights nor any rights to demand or require registration under the 1933 Act or any state securities laws in respect of shares of GPI Common Stock. The holders of GPI Common Stock set forth in Disclosure Schedule 4.3 are the record and beneficial owners of such number of shares set forth opposite their respective names on such schedule, which shares represent all of the issued and outstanding capital stock of GPI.

         4.4 Share Holdings.

         Except as set forth in Disclosure Schedule 4.4, GPI is the sole record and beneficial owner of such number of shares of each of the GPI Subsidiaries as set forth opposite such Subsidiary's name on such schedule, which shares represent all of the outstanding capital stock/equity of each such Subsidiary, such shares are held free and clear of any and all Liens and there are no existing options, warrants, calls, rights or commitments with respect to such shares. The Subsidiaries of GPI which are listed on Disclosure Schedule 4.4(A) have no assets and are not engaged in any trade or business. The Subsidiaries of GPI which are listed on Disclosure Schedule 4.4(B) hold only interests related to the Aurora Premises.

         4.5 No Conflicting Agreements or Charter Provisions.

         Except as set forth on Disclosure Schedule 4.5, the execution, delivery and compliance with and performance of the terms and provisions of this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of,
(i) the Charter Documents of GPI or any of the GPI Subsidiaries or any resolutions adopted by the shareholders or the Board of Directors and/or
Trustees of GPI or any of the GPI Subsidiaries, (ii) any provision of any material Contract to which GPI or any of the GPI Subsidiaries is a party or by which it or any of the GPI Subsidiaries or any part of its or any of the GPI Subsidiaries' assets may be bound, or (iii) any order, judgment, decree, license, permit, statute, law, rule or regulation to which GPI or any of the GPI Subsidiaries is subject, which conflict, breach, default or violation has or could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement will not result in the creation of any Lien (other than a Lien in favor of GPI or HRPT) upon or any preferential arrangement with respect to the business or any material part of the assets or properties of GPI or any of the GPI Subsidiaries.

         4.6 Litigation.

         Except as set forth in Disclosure Schedule 4.6, there is (whether insured or uninsured) no action, suit, proceeding or investigation pending or, to the knowledge of GPI, threatened, at law or in equity, in any court or before or by any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality (i) against GPI or any of the GPI Subsidiaries, (ii) to the knowledge of GPI, affecting GPI or any of the GPI Subsidiaries or any of their properties, except for litigation that would not have a Material Adverse Effect, (iii) to the knowledge of GPI, against or adversely affecting any director, trustee or officer of GPI or any of the GPI Subsidiaries with respect to which such director, trustee or officer would be entitled to indemnification from GPI or any of the GPI Subsidiaries, or (iv) adversely affecting this Agreement or any action taken or to be taken or documents executed or to be executed pursuant to or in connection with the provisions of this Agreement.

         4.7 Names.

         Schedule 4.7 sets forth a preliminary listing of each name under which each of GPI and each of the GPI Subsidiaries has conducted business at any time as well as any entity with or into which any of them has merged. A complete listing of such names will be provided on or before February 27, 1997.

         4.8 Financial Statements.

         GPI has delivered to HRPT copies of GPI's consolidated balance sheet and consolidated statements of income and of cash flows of and for the years ended December 31, 1995 and December 31, 1996, audited by Ernst & Young LLP, independent certified public accountants ("Financial Statements"). Each of the Financial Statements (i) has been prepared from the books and records of GPI and the GPI Subsidiaries, which in all material respects account for transactions, assets and liabilities consistent with good business and accounting practice and
(ii) fairly present the financial position, results of operations and cash flows of GPI and the GPI Subsidiaries, in accordance with GAAP, applied on a consistent basis.

         4.9 No Undisclosed Liabilities.

         As of December 31, 1996, neither GPI nor any of the GPI Subsidiaries had any material obligations, indebtedness or liabilities of any nature which would have been required by GAAP to be reflected in the Financial Statements that are not shown in the Financial Statements or the notes thereto or disclosed in this Agreement. Except as set forth in the Financial Statements or as set forth on Disclosure Schedule 4.9, neither GPI nor any of the GPI Subsidiaries, on the date of this Agreement, has outstanding any material obligation, indebtedness or liability, and GPI does not know of any basis for the assertion against GPI or any of the GPI Subsidiaries of any such material obligation, indebtedness or liability, other than those incurred since December 31, 1996 in the ordinary course of business.

         4.10 Default.

         Except for defaults, events or occurrences, the consequences of which, individually or in the aggregate, would not have a Material Adverse Effect, neither GPI nor any of the GPI Subsidiaries is in default or, to GPI's knowledge, alleged to be in default with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental authority, department, commission, board or agency or other governmental entity. Except for defaults, events or occurrences, the consequences of which, individually or in the aggregate, would not have a Material Adverse Effect, neither GPI nor any of the GPI Subsidiaries is in breach or default or alleged to be in breach or default under any Contract and GPI does not know of any condition or state of facts which is likely to cause or create a default or defaults under any such Contract (other than as set forth on Disclosure Schedule 4.5). Neither GPI nor any GPI Subsidiary has received written notice that any of them is in breach or default or alleged to be in breach or default under any of the agreements evidencing the indebtedness secured by the Premises identified on Disclosure Schedule 1.71 as Properties Nos. 13, 14, 19 and 20 and to GPI's knowledge there exists no condition or state of facts which constitutes or which with the giving of notice and/or lapse of time would constitute an event of default under any such agreement. Except as set forth on Disclosure Schedule 4.10, GPI does not know of any other party to any Contract to which GPI or any of the GPI Subsidiaries is a party and which is material to the business of GPI and the GPI Subsidiaries, that is in material default thereunder and, to the knowledge of GPI, there exists no condition or event which, after notice or lapse of time or both, would constitute a material default of any other party to any such Contract.

         4.11 Compliance with Law.

                  (a) Except as may have been disclosed to HRPT by a third party in writing or orally disclosed to HRPT by its local counsel in connection with HRPT's zoning due diligence, prior to the date of this Agreement, GPI and each of the GPI Subsidiaries (A) has complied with all laws, regulations and orders which are applicable to their respective businesses as presently conducted, (B) possesses all permits, licenses and other governmental approvals, accreditations, participation agreements, consents, authorizations and orders specifically applicable to, or necessary for the conduct of, its business as currently conducted (collectively, "Permits"), and (C) except as set forth on Disclosure Schedule 4.5, has obtained all governmental approvals and all other approvals, consents, certifications and waivers and has made all filings, given all notices and otherwise complied with all governmental laws, rules and regulations which are required on the part of GPI to enter into and perform this Agreement, and to otherwise consummate the transactions contemplated by this Agreement, except in each case, where the failure to have acted in accordance with clauses (A), (B) and (C) has not and would not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as may have been disclosed to HRPT by a third party in writing or orally disclosed to HRPT by its local counsel in connection with HRPT's zoning due diligence, prior to the date of this Agreement, to GPI's knowledge, (i) the Premises and the use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii) there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof, except, in each case, where the failure to comply with clauses (i) and (ii) preceding has not and would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 4.11(b), GPI has not received written notice of any request, application, proceeding, plan, study or effort which would materially adversely affect the current use of any of the Premises or the Waco Premises or the proposed use of any of the Development Properties or zoning of any of the Premises or which would modify or realign any adjacent street or highway.

         4.12     No Adverse Changes; Acquisitions, Disposition and Commitments.

                  (a) Except as set forth on Disclosure Schedule 4.12, since December 31, 1996, there has not been, occurred or arisen (i) any change in, or agreement to change the character or nature of the business of GPI or any of the GPI Subsidiaries, (ii) any change in the financial condition, results of operations, business, properties, assets or liabilities of GPI and the GPI Subsidiaries, which would have a Material Adverse Effect, (iii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, adversely affecting any property of GPI or any of the GPI Subsidiaries in a manner that would have a Material Adverse Effect, (iv) to GPI's knowledge, any new or proposed legislation or regulation relating, in either case, to the business of leasing real property to agencies of the United States, which would reasonably be expected to have a Material Adverse Effect, (v) any termination of any Tenant Lease (other than a scheduled expiration of the term thereof), (vi) except in the ordinary course of business consistent with past practice, any material increase in the compensation payable or to become payable by GPI or any of the GPI Subsidiaries to any of its directors, officers, management, personnel, consultants or agents or any material increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of such persons, (vii) any actual or threatened strike or other labor trouble or dispute which has or might have a Material Adverse Effect, (viii) any direct or indirect redemption, purchase or other acquisition by GPI or any of the GPI Subsidiaries of any shares of GPI or any of the GPI Subsidiaries, any declaration, setting aside or payment of any dividend or other distribution by GPI or any of the GPI Subsidiaries in respect of shares of GPI or any of the GPI Subsidiaries whether in cash, shares or property, or any loan to any stockholder other than advances for expenses in the ordinary course of business to any stockholder in his capacity as an officer, director or employee of GPI or any of the GPI Subsidiaries, (ix) any extraordinary item (as defined by GAAP) resulting in a loss suffered by GPI or any of the GPI Subsidiaries, which, individually or in the aggregate, would have a Material Adverse Effect, (x) any waiver by GPI and the GPI Subsidiaries of any material right or rights, except for waivers in the ordinary course of business consistent with past practices, (xi) any Lien on any of the assets of GPI or any of the GPI Subsidiaries, except Liens incurred in the ordinary course of business and consistent with past practice or Permitted Liens, (xii) any obligation incurred by GPI or any of the GPI Subsidiaries other than any incurred in the ordinary course of business or which, individually or in the aggregate, with all other obligations so incurred, is or are not material in amount to GPI and the GPI Subsidiaries, taken as a whole, or (xiii) any other event, condition or state of facts of any character peculiar to GPI or any of the GPI Subsidiaries or to their operations and not generally applicable to private enterprises in the same business as GPI or any of the GPI Subsidiaries which has, or might reasonably be expected in the future to have, a Material Adverse Effect.

                  (b) Since December 31, 1996, except as set forth in Disclosure
         Schedule 4.12, neither GPI nor any GPI Subsidiary has acquired, sold, leased or disposed of any property or assets or entered into any commitment or agreement to do any of the foregoing.

         4.13 Patents, etc.

         GPI and each of the GPI Subsidiaries owns or has the right to use all rights under any patent, trademark, trade name, or copyright (or any application or registration respecting any thereof), discovery, improvement, process, formula, know-how, data, plan, specification, drawing or the like, necessary or required for the conduct of its business as such business is currently being conducted and, to the knowledge of GPI, is not infringing or alleged to be infringing upon the rights of any third party with respect to any of the foregoing, and GPI does not know of any basis for the assertion against GPI or any of the GPI Subsidiaries of a claim for such infringement.

         4.14 Certain Transactions.

         Except as set forth in Disclosure Schedule 4.14, there are no contracts or business or financial arrangements between GPI or any of the GPI Subsidiaries and any officer or director of GPI or any of the GPI Subsidiaries, nor, to the knowledge of GPI, are there any such contracts or business or financial arrangements with a holder of the outstanding shares of GPI or any of the GPI Subsidiaries, nor, to the knowledge of GPI, are there any such contracts or business or financial arrangements with any such person's family members or affiliates, involving or affecting the business, properties, or assets of GPI or any of the GPI Subsidiaries or creating a potential conflict of interest. Disclosure Schedule 4.14 sets forth a list of all of the directors, trustees, officers and employees of GPI and each of the GPI Subsidiaries together with the salaries of all officers and employees of GPI and each of the GPI Subsidiaries.

         4.15 Pension and Benefit Plans.

                  (a) Company Employee Benefit Plans and Company Benefit Arrangements. Schedule 4.15(a) lists each Company Employee Benefit Plan and Company Benefit Arrangement. GPI and the GPI Subsidiaries have delivered to HRPT with respect to each such Company Employee Benefit Plan and Company Benefit Arrangement true and complete copies of (i) all written documents comprising such plans and arrangements (including amendments and individual, trust or insurance agreements relating thereto); (ii) the most recent Federal Form 5500 series (including all schedules thereto) filed with respect to each such Company Employee Benefit Plan; (iii) the two most recent financial statements and actuarial reports, if any, pertaining to each such plan or arrangement;
         (iv) the summary plan description currently in effect and all material modifications thereto, if any, for each such Company Employee Benefit Plan; and (v) written communications to employees to the extent the substance of any Company Employee Benefit Plan described therein differs materially from the other documentation furnished under this Section.

                  (b) Multiemployer Plans. Neither GPI nor any GPI Subsidiary nor any ERISA Affiliate of GPI or any GPI Subsidiary has at any time during the 6-year period preceding the date hereof participated in or been required to make or accrue a contribution to any Multiemployer Plan. Neither GPI nor any GPI Subsidiary nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any material withdrawal liability (within the meaning of Section 4201 of ERISA) or any other material current, contingent or potential liability with respect to any Multiemployer Plan.

                  (c) Welfare Benefits Plans.  Except as set forth in Disclosure
         Schedule 4.15(c) and pursuant to the provisions of COBRA, no Company Employee Benefit Plan provides benefits described in Section 3(1) of ERISA to any former employees or retirees of GPI or any GPI Subsidiary. Except as set forth in Disclosure Schedule 4.15 (c), no condition exists that would prevent GPI or any GPI Subsidiary from amending or terminating any Company Employee Benefit Plan or Company Benefit Arrangement providing health or medical benefits in respect of any active or retired employee other than limitations imposed by law.

                  (d) Company Employee Benefit Plans. None of the Company Employee Benefit Plans is a Pension Plan which is subject to Title IV of ERISA and neither GPI nor any GPI Subsidiary nor any ERISA Affiliate has at any time maintained or sponsored a Pension Plan which is subject to Title IV of ERISA. Neither GPI nor any GPI Subsidiary nor any ERISA Affiliate has incurred any material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA. All Company Employee Benefit Plans that are Pension Plans intended to be qualified under Section 401 of the Internal Revenue Code are so qualified and have been so qualified during the period since their adoption; each trust created under any such plan is exempt from tax under Section 501(a) of the Internal Revenue Code and has been so exempt since its creation. A true and correct copy of the most recent determination letter from the IRS regarding such qualified status for each such plan has been delivered to HRPT.

                  (e)  Additional  Benefits.  Except as set forth on  Disclosure
         Schedule 4.15(e), no employee of GPI or of any ERISA Affiliate of GPI will receive or be entitled to, and neither GPI nor any GPI Subsidiary shall be liable for, any additional benefits, bonuses, service or accelerated rights to payment of benefits under any Company Plan, including the right to receive any parachute payment, as defined in
         Section 280G of the Internal Revenue Code, or become entitled to any severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement.

                  (f) Compliance with Laws; Contributions. Each Company Plan has at all times prior hereto been maintained, in all material respects, in accordance with all applicable laws. Other than claims for benefits in the ordinary course, there is no claim pending or, to the knowledge of GPI, threatened involving any Company Plan by any Person against such plan or GPI or any GPI Subsidiary. There is no pending or, to the knowledge of GPI, threatened proceeding involving any Company Plan before the IRS, the United States Department of Labor or any other governmental authority. Each of GPI and the GPI Subsidiaries and their respective ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Company Plan and applicable law or required to be paid as expenses under such Company Plan. To the extent it might give rise to any material liability: (i) no Prohibited Transaction has occurred with respect to any Company Employee Benefit Plan or any other employee benefit plan or arrangement maintained by GPI or any GPI Subsidiary or any of their respective ERISA Affiliates which is covered by Title I of ERISA; (ii) no Reportable Event that was not waived by regulation of the Pension Benefit Guaranty Corporation, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Company Employee Benefit Plan; and (iii) neither GPI nor any GPI Subsidiary nor any of their current or former ERISA Affiliates (while an ERISA Affiliate) has engaged in, or is a successor or parent corporation to any entity that has engaged in, a transaction described in Section 4069 of ERISA.

         4.16 Tax Matters.

                  (a) GPI and each of the GPI  Subsidiaries  have (x) filed when due with local, foreign and other governmental agencies all tax returns, estimates, information and reports ("Tax Returns") required to be filed by them with respect to all federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees, and charges of any nature whatsoever including, without limitation, income taxes, unemployment and social security withholding taxes, interest, penalties, and additions to tax with respect thereto ("Taxes"), and (y) paid when due and payable or, to the extent of Taxes not yet due and payable, have accrued or otherwise adequately reserved in accordance with GAAP for the payment of all Taxes. All such Tax Returns are correct and complete in all respects excluding defects which, individually and in the aggregate, will not have a Material Adverse Effect. Complete and accurate copies of all such Tax Returns have been furnished or made available to HRPT. Neither GPI nor any of the GPI Subsidiaries has obtained an extension of the time within which to file any Tax Return. Neither GPI nor any of its Subsidiaries has received written notice from any governmental agency in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction.

                  (b) No Taxes have been assessed or asserted in writing in respect of any Tax Returns filed by GPI or any of the GPI Subsidiaries or claimed in writing to be due by any taxing authority or otherwise that are not accrued or adequately reserved for in accordance with GAAP. No Tax Return of GPI or any of the GPI Subsidiaries has been or, to GPI's knowledge, is currently being audited by the IRS or other taxing authority (whether foreign or domestic). Neither GPI nor any of the GPI Subsidiaries has executed or filed with the IRS or any other taxing authority (whether foreign or domestic) any agreement, waiver, or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, which extension or waiver is still in effect, and neither GPI nor any of the GPI Subsidiaries has entered into any tax allocation or sharing agreement with any other entity. GPI has delivered to HRPT correct and complete copies of all examination reports, statements of deficiencies and similar documents prepared by the IRS or any other taxing authority that have been received by GPI or any GPI Subsidiary. All final adjustments made by the IRS with respect to any Tax Return of GPI or any of the GPI Subsidiaries have been reported to the relevant state, local, or foreign taxing authorities to the extent required by law. No requests for ruling or determination letters filed by GPI or any of the GPI Subsidiaries are pending with any taxing authority. Neither GPI nor any GPI Subsidiary has any liability to any Person, with respect to Taxes paid, owed or to be paid for periods of time during which GPI or any GPI Subsidiary or any predecessor thereof were members of a consolidated group other than a consolidated group of which GPI is the common parent.

                  (c) At all times that it has been in existence, GPI has qualified as a "real estate investment trust" under Section 856 of the Internal Revenue Code, and each GPI Subsidiary (other than general or limited partnerships or limited liability companies) has qualified as a "qualified REIT Subsidiary" under Section 856(i) of the Internal Revenue Code. GPI has at all times satisfied Section 857(a)(3) of the Internal Revenue Code and does not have any "non-REIT earnings and profits" within the meaning of Treasury Regulation ss. 1.857-11. The assets of GPI as of the Effective Time fulfill the "substantially all" requirement as it is set forth in IRS Revenue Procedure 77-37, ss.
         3.01. Neither GPI nor any of the GPI Subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code, or agreed to have Section 341(f)(2) of the Internal Revenue Code apply to any disposition of a subsection (f) asset (as such term is defined in
         Section 341(f)(4) of the Internal Revenue Code) owned by it. No property of GPI or any of the GPI Subsidiaries is property that such entity is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986. Neither GPI nor any of the GPI Subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Internal Revenue Code by reason of a change in the accounting method initiated by GPI or any of the GPI Subsidiaries, and GPI has no knowledge that the IRS has proposed any such adjustment or change in accounting method. Neither GPI nor any of the GPI Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

         4.17 Contracts.

                  (a) Except as set forth in Disclosure Schedule 4.17, neither GPI nor any of the GPI Subsidiaries is a party to or bound by any (A) Contract not made in the ordinary course of business and not terminable on thirty (30) days notice without payment of premium or penalty; (B) advertising, public relations, franchise, distributorship or sales agency Contract; (C) Contract involving the commitment or payment of in excess of $100,000, at any one time or annually for the future purchase or sale by GPI or any of the GPI Subsidiaries of property improvements, services or equipment that is not otherwise reimbursable; (D) Contract among shareholders or granting a right of refusal or for a partnership or for a joint venture or for the acquisition, sale or lease (other than the Tenant Leases and Development Property Leases) of any material assets of GPI or any of the GPI Subsidiaries; (E) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of GPI or any of the GPI Subsidiaries; (F) loan agreement, credit agreement, promissory note, guarantee, indenture, subordination agreement, letter of credit or any other similar type of Contract; or
         (G) retainer Contract with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisers (other than those referred to in Section 4.28). GPI and each of the GPI Subsidiaries has delivered or otherwise made available to HRPT true, correct and complete copies of the Contracts listed in Disclosure
         Schedule 4.17, together with all amendments, waivers, modifications, supplements or side letters affecting the obligations of any party thereunder.

                  (b) Except as set forth in Disclosure Schedule 4.17, GPI is not a party to or bound by any employment, consulting, non-competition, severance or indemnification Contract and no GPI Subsidiary is a party to or bound by any employment, consulting, non-competition, severance or indemnification Contract.

                  (c) Except as set forth opposite the description of a Contract in Disclosure Schedule 4.17:

                           (i) Each of the Contracts which is material to any of
                  GPI or any of the GPI Subsidiaries is valid and enforceable in accordance with its terms, assuming the validity and enforceability thereof against the other parties thereto in all material respects, and subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                           (ii) No previous or current party to any such Contract which is material to any of GPI or any of the GPI Subsidiaries has given to GPI or any of the GPI Subsidiaries written notice of or made a claim with respect to any breach or default under any such Contract which breach or default has not been cured or waived.

         4.18 Insurance.

                  (a) Schedule 4.18 sets forth a true and correct list of all insurance policies of any kind or nature whatsoever which are in force and to which GPI or any of the GPI Subsidiaries is a named party or beneficiary, specifying the insurance carrier, the type of insurance coverage, the policy number, the date through which premiums have been paid, the aggregate amount of insurance coverage per claim or per occurrence, as the case may be, applicable self-retention limits and/or self- or co-insurance requirements, and describing in reasonable detail each pending claim under each such policy. Such insurance provides coverage against, among other matters, property damage and other casualty loss, personal injury, workers' compensation claims, general liability, and other similar risks and matters incident to the conduct of the business of GPI and each of the GPI Subsidiaries and similarly situated businesses and in a manner and in an amount that is consistent with industry practice. GPI and each of the GPI Subsidiaries regularly accrues, and the financial statements of GPI reflect the accrual of, adequate reserves against loss contingencies, in accordance with GAAP, arising from known and incurred claims against GPI and each of the GPI Subsidiaries. Based on the past claims experience of GPI and each of the GPI Subsidiaries, such insurance together with such reserves is reasonably likely to adequately cover any loss contingencies and, to GPI's knowledge, all policies of such insurance are binding and effective upon the issuers (each of whom is reputable and creditworthy) in accordance with their respective terms.

                  (b) Neither GPI nor any of the GPI Subsidiaries has received written notice from any insurance carrier of defects or inadequacies in the Premises which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

         4.19 Bank Accounts.

         Schedule 4.19 contains a correct and complete list of every bank account or lock box that GPI or any of the GPI Subsidiaries has or maintains with any bank, savings and loan association or other financial institution, the account identification number, if any, and the names of persons authorized to make withdrawals or have access to each such account or lock box.

         4.20 Accounts.

                  (a) The accounts receivable of GPI and each of the GPI Subsidiaries as reflected in the Financial Statements or arising after the date thereof are the result of bona fide transactions in the ordinary course of business.

                  (b) All accounts payable of GPI and each of the GPI Subsidiaries as reflected in the Financial Statements or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable (giving due regard to payment practices prevailing in the industry and GPI's and such GPI Subsidiary's historical course of dealing with its vendors and suppliers).

         4.21 Labor Matters.

                  (a) No employees of GPI or any of the GPI Subsidiaries are represented by any labor organization, and no labor organization or group of employees of GPI or any of the GPI Subsidiaries have made a pending demand for recognition or have filed a petition seeking a representation proceeding with the National Labor Relations Board within the last two years; and

                  (b) There are no strikes, grievances or other labor disputes pending against GPI or any of the GPI Subsidiaries and, to the knowledge of GPI, there are no such strikes, grievances and disputes threatened. There are no unfair labor practice charges or complaints pending or, to the knowledge of GPI, threatened by or on behalf of any employee or group of employees of GPI or any of the GPI Subsidiaries.

         4.22 Title to Properties.

                  (a) Schedule 4.22 identifies (i) the real property comprising the Premises and the Development Properties which, as of the date hereof, constitute all of the real property owned by GPI and the GPI Subsidiaries (based on surveys and title insurance policies issued in favor of GPI or the GPI Subsidiaries with respect to such Premises and Development Properties) and (ii) the leases of all real property which is leased by any of them, and of the nature of GPI's and the GPI Subsidiaries' interest therein.

                  (b) Except as otherwise set forth in Disclosure Schedule 4.22, the GPI Subsidiaries have marketable title to all real property constituting the Premises and Development Properties and title to all other property and assets, tangible and intangible, owned by them, in each case free and clear of all Liens, except: (i) the Tenant Leases and Development Property Leases, (ii) Permitted Liens, and (iii) Liens reflected in the Financial Statements.

                  (c) Other than the Tenant Leases, neither GPI nor any GPI Subsidiary has entered into any contract or agreement with respect to the occupancy of the Premises and, to GPI's knowledge, other than the Development Property Leases, there are no contracts or other agreements with respect to the occupancy of the Development Properties, which will be binding after the Closing. To GPI's knowledge, other than the Contract Property Leases, there is no contract or agreement with respect to the occupancy of the Contract Properties which will be binding after the Closing with respect thereto. The copies of the Tenant Leases, the Development Property Leases and the Contract Property Leases heretofore delivered or made available by GPI to HRPT are true, correct and complete copies thereof; the Tenant Leases have not been amended except as evidenced by amendments similarly delivered or made available and constitute the entire agreement between GPI or the GPI Subsidiaries and the tenants thereunder. Disclosure Schedule 4.22 includes a true, correct and complete rent-roll with respect to each of the Premises and, except as otherwise set forth in Disclosure Schedule 4.22: (i) to GPI's knowledge, each of the Tenant Leases is in full force and effect on the terms set forth therein in all material respects and each tenant thereunder is bound by its obligations in accordance with the terms set forth therein and has no currently exercisable rights of abatement, offsets, defenses or other basis for relief or adjustment as a result of any default of any GPI Subsidiary; (ii) no tenant under a Tenant Lease has asserted in writing or, to GPI's knowledge, has any defense to, offsets or claims against, rent payable by it or the performance of its other obligations under its Tenant Lease; (iii) neither GPI nor any GPI Subsidiary has any material overdue outstanding obligation to provide any tenant under a Tenant Lease with an allowance to construct, or to construct at its own expense, any tenant improvements; (iv) no tenant under a Tenant Lease is in arrears in the payment of any sums or in the performance of any material obligation required of it under its Tenant Lease beyond any applicable grace period, and no tenant under a Tenant Lease has prepaid any rent or other charges, except for one month's rent and related charges; (v) no Tenant has filed a petition in bankruptcy or for the approval of a plan of reorganization or management under the Federal Bankruptcy Code or under any other similar state law, or made an admission in writing as to the relief therein provided, or otherwise become the subject of any proceeding under any federal or state bankruptcy or insolvency law, or has admitted in writing its inability to pay its debts as they become due or made an assignment for the benefit of creditors, or has petitioned for the appointment of or has had appointed a receiver, trustee or custodian for any of its property; (vi) no tenant under a Tenant Lease or, to the knowledge of GPI, under a Development Property Lease has requested in writing a modification of its Tenant Lease, or a release of its obligations under its Tenant Lease in any material respect or has given written notice terminating its Tenant Lease, or has been released of its obligations thereunder in any material respect prior to the normal expiration of the term thereof; (vii) no guarantor of any tenant's obligations has been released or discharged, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Tenant Lease or any transaction related thereto;
         (viii) all security deposits paid by tenant under Tenant Leases are as set forth in Disclosure Schedule 4.22; and (ix) all tenant finish and lease commissions due with respect to each of the Tenant Leases have been paid.

                  (d) To GPI's knowledge, all warranties, certifications and representations of the landlords under the Tenant Leases (including in any solicitations or requests for offers delivered in connection with such landlords' entering into the Tenant Leases) and in any collateral documentation are true and correct in all material respects as of the relevant date thereof. All covenants and agreements of the GPI Subsidiaries as landlords under the Tenant Leases required to be performed as of the date hereof have been performed in all material respects.

                  (e) No Person other than GPI, the GPI Subsidiaries and tenants under Tenant Leases has any interest in the Premises, except as set forth in Disclosure Schedule 4.22 or pursuant to Permitted Liens.

         4.23 Proprietary Information.

         GPI and each of the GPI Subsidiaries owns, or has a right to use without material limitations or restrictions adversely affecting the use of the same in the ordinary conduct of its business, subject to all applicable laws, rules and regulations, including without limitation, directives, orders or similar actions of any applicable state regulatory authority, all technology, know-how, processes and other proprietary information now used in the conduct of its business (collectively, "Proprietary Data"), and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights or breach any agreements with third party vendors or require payments of additional sums thereto. No claims have been asserted by any person to use or obtain access to any such Proprietary Data and no person has challenged or questioned (i) the validity or effectiveness of any license or agreement relating to the same in accordance with the terms thereof or (ii) the right of GPI or any of the GPI Subsidiaries to copy, modify, use or distribute the same, nor to the best of GPI's knowledge, is there any basis for any such claim, challenge or question. The manner in which GPI or any of the GPI Subsidiaries has actually used or copied such Proprietary Data does not infringe on the rights of any persons.

         4.24 Environmental Matters.

                  (a) Except as disclosed in Disclosure Schedule 4.24(a) or the Environmental Reports, GPI and each of the GPI Subsidiaries:

                           (i) is in  compliance  in all material  respects with
                  all Environmental Laws, has not received any written notification of potential liability under, or any written request for information pursuant to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation Recovery Act, as amended
                  ("RCRA"), or any similar state law;

                           (ii) has not  entered  into and is not a party  under
                  any consent decree, compliance order, or administrative or judicial order, injunction or judgment pursuant to any Environmental Law; and

                           (iii) except where such would not reasonably be expected to result in a Material Adverse Effect, has obtained all permits, licenses and other authorizations and made all filings which are required to be obtained by GPI and each GPI Subsidiary for the ownership of its property, facilities and assets and the operation of its businesses under all Environmental Law, is and at all times since its organization has been in compliance with the terms and conditions of all such required permits, licenses and other authorizations, and is not the subject of any pending or, to GPI's knowledge, threatened with any legal action involving a demand for damages or other potential liability arising under or relating to any Environmental Law.

                  (b) Except as disclosed in Disclosure Schedule 4.24(b) or the Environmental Reports:

                           (i) except where such would not reasonably be expected to have a Material Adverse Effect, no disposal, release, burial or placement of Hazardous Materials has occurred on any property or facility owned, leased, operated or occupied by GPI or any GPI Subsidiary during the period that such facilities and properties were owned, leased, operated or occupied by GPI or any of the GPI Subsidiaries or, to the knowledge of GPI and the GPI Subsidiaries, at any prior time or, to the knowledge of GPI and the GPI Subsidiaries, at any other facility or site listed on the National Priorities List or otherwise listed or subject to pending investigation or remediation under CERCLA, RCRA or any analogous state statute to which Hazardous Materials from or generated by GPI or any GPI Subsidiary may have been taken at any time in the past;

                           (ii) there has been no disposal,  release,  burial or
                  placement of Hazardous Materials on any other property which has resulted in contamination of or beneath any properties or facilities currently or, to the knowledge of GPI and the GPI Subsidiaries, formerly owned, leased, operated or occupied by GPI or any GPI Subsidiary during the period that such facilities and properties were owned, leased, operated or occupied by it (or, to the knowledge of GPI, at any prior time) which would reasonably be expected to result in any material liability for the removal or remediation of such contamination; and

                           (iii) no Lien has been  imposed  on any GPI or any of
                  the GPI Subsidiaries' properties or facilities under any Environmental Law.

                  (c) Except as disclosed in Disclosure Schedule 4.24(c) or in the Environmental Reports, to GPI's knowledge, there are no above-ground or underground storage tanks; no friable asbestos; no polychlorinated biphenyls in excess of legally permissible concentrations; and no insulating material containing urea formaldehyde on any property currently owned, leased, operated or occupied by GPI or any GPI Subsidiary;

                  (d) Neither GPI nor any GPI Subsidiary has received written notice of any claim or allegation of injury to human health as a result of the quality of air within the buildings at any of the properties owned, leased, operated or occupied by GPI or any of the GPI Subsidiaries; and

                  (e) GPI and each of the GPI Subsidiaries has delivered to HRPT a true and complete copy of all written reports of environmental audits, evaluations, assessments, studies or tests in their possession, custody or control relating to GPI and each of the GPI Subsidiaries, their business and their assets and properties (collectively, "Environmental Reports").

         4.25 Utilities, Etc.

         All utilities and services necessary for the use and operation of the Premises (including, without limitation, road access, gas, water, electricity and telephone) are available thereto, are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of such Premises and for their respective intended purposes. To GPI's knowledge, no fact, condition or proceeding exists which would result in the termination or material impairment of the furnishing of such utilities to any of the Premises.

         4.26 Substantial Completion.

         GPI reasonably anticipates that substantial completion of the Development Properties will occur on or before the dates specified in Disclosure
Schedule 4.26 in accordance with the Development  Budgets attached to Disclosure
Schedule 4.26 and in accordance with all applicable material requirements of the Development Property Leases for such Development Properties.

         4.27 GPH.

                  (a) GPH will be organized prior to the Closing Date to act as a holding company for all of GPI's Subsidiaries. Between the date of its organization and the Closing Date, GPH will conduct no business, have no employees and will not be a party to any lease, license, contract, agreement, commitment, instrument or obligation.

                  (b) The authorized equity of GPH will be one hundred (100) GPH Common Shares. On the Closing Date: (i) GPH will have no other voting or equity securities or interests outstanding except for one hundred
         (100) GPH Common Shares; (ii) all outstanding GPH Common Shares will be duly authorized, validly issued and fully paid and non-assessable and will be owned, beneficially and of record, by GPI; (iii) there will be no existing subscription, option, warrant, call, right, commitment or other agreement to which GPH is a party requiring, and (iv) there will be no convertible securities of GPH outstanding which upon conversion would require, directly or indirectly, the issuance of any additional GPH Common Shares or other securities convertible into GPH Common Shares or any other equity security of GPI, and there are no outstanding contractual obligations of GPH to repurchase, redeem or otherwise acquire any outstanding GPH Common Shares. On the Closing Date, GPI will be the record and beneficial owner of all of the issued and outstanding shares of beneficial interest of GPH.

                  (c) On the Closing Date, GPH will be a real estate investment trust, duly organized, validly existing and in good standing under the laws of the state of Maryland with all requisite trust power and authority (i) to conduct its business as it is then conducted, (ii) to own or lease all of the properties owned or leased by it, (iii) to consummate the transactions contemplated by this Agreement.

                  (d) The consummation of the transactions provided for in this Agreement will, on the Closing Date, have been duly authorized by all necessary action on the part of GPH.

         4.28 Fees.

         No person acting on behalf of GPI is, or will be, entitled to any commission, broker's, finder's or investment banking fees from any of the Parties or from any Person controlling, controlled by or under a common control with any Party, in connection with the transactions contemplated by this Agreement except Merrill Lynch & Co. and Donaldson, Lufkin & Jenrette Securities.


                                    SECTION 5
                     REPRESENTATIONS AND WARRANTIES OF HRPT

         HRPT  represents  and  warrants  to GPI and  acknowledges  that  GPI is
relying  on  such   representations   and  warranties  in  connection  with  the
transactions provided for in this Agreement:

         5.1 Organization, etc.

         HRPT is a real estate investment trust, duly organized, validly existing and in good standing under the laws of the state of Maryland and each has all requisite trust power and authority (i) to conduct its business as it is now conducted, (ii) to own or lease all of the properties owned or leased by it,
(iii) to enter into and perform this Agreement and (iv) to otherwise consummate the transactions contemplated by this Agreement.

         5.2 Authorization: Execution: Binding Effect.

         The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on the part of HRPT. This Agreement constitutes the legal, valid and binding obligations of HRPT, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3 Capitalization.

         The authorized shares of beneficial interest of HRPT and the number of shares of beneficial interest outstanding on the date of this Agreement is set forth in the HRPT SEC Reports. All outstanding shares of beneficial interest are duly authorized, validly issued and fully paid and non-assessable. HRPT has no shares of beneficial interest or any other voting or equity securities or interests outstanding except for such shares. Except for this Agreement and as set forth in Disclosure Schedule 5.3, there is no existing subscription, option, warrant, call, right, commitment or other agreement to which HRPT is a party requiring, and there are no convertible securities of HRPT outstanding which upon conversion would require, directly or indirectly, the issuance of any additional HRPT equity securities or other securities convertible into any equity security of HRPT and there are no outstanding contractual obligations of HRPT to repurchase, redeem or otherwise acquire any outstanding HRPT equity securities. Except as described in Disclosure Schedule 5.3, there are no preemptive rights nor any rights to demand or require registration under the 1933 Act or any state securities laws in respect of any equity securities.

         5.4 No Conflicting Agreements or Trust/Charter Provisions.

         Except as described in Disclosure Schedule 5.4, the execution, delivery and compliance with and performance of the terms and provisions of this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default (or an event which, with notice, lapse of time, or both, would constitute a default) under, or result in any violation of, (A) the Charter Documents of HRPT or any resolutions adopted by the shareholders or trustees of HRPT or (B) any provision of any Contract to which HRPT or any of the HRPT Subsidiaries is a party or by which it or any of the HRPT Subsidiaries or any part of it or any of the HRPT Subsidiaries' assets may be bound or (C) any order, judgment, decree, license, permit, statute, law, rule or regulation to which HRPT or any of the HRPT Subsidiaries is subject. The execution, delivery and performance of this Agreement will not result in the creation of any lien, charge or encumbrance upon or any preferential arrangement with respect to the business or any part of the assets or properties of HRPT.

         5.5 Litigation.

         Except as set forth in the HRPT SEC Reports, there is (whether insured or uninsured) no action, suit, proceeding or investigation pending or, to the knowledge of HRPT, threatened, at law or in equity, in any court or before or by any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality (i) against HRPT or any of the HRPT Subsidiaries, (ii) to the knowledge of HRPT, affecting HRPT or any of the HRPT Subsidiaries or any of their properties, except for private civil litigation involving claims which will not have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of HRPT and its subsidiaries, taken as a whole, (iii) to the knowledge of HRPT, against or adversely affecting any officer of HRPT or any of the HRPT Subsidiaries, or (iv) adversely affecting this Agreement or any action taken or to be taken or documents executed or to be executed pursuant to or in connection with the provisions of this Agreement.

         5.6 No Undisclosed Liabilities.

         Except as set forth in the HRPT SEC Reports, as of September 30, 1996, neither HRPT nor any of the HRPT Subsidiaries had any obligations, indebtedness or liabilities of any nature which would have been required by GAAP to be reflected on the consolidated balance sheet of HRPT as of September 30, 1996, that are not shown on such balance sheet or the notes to such balance sheet. Except as set forth in such balance sheet, neither HRPT nor any of the HRPT Subsidiaries, on the date of this Agreement, has outstanding any material obligation, indebtedness or liability, and HRPT does not know of any basis for the assertion against HRPT or any of the HRPT Subsidiaries of any such obligation, indebtedness or liability, other than those incurred since September 30, 1996, in the ordinary course of business or disclosed in Disclosure Schedule 5.6 or in the HRPT SEC Reports.

         5.7 Default.

         Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of HRPT and its Subsidiaries, taken as a whole, neither HRPT nor any of the HRPT Subsidiaries is in default or, to HRPT's knowledge, alleged to be in default with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental authority, department, commission, board or agency or other governmental entity. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of HRPT and its Subsidiaries, taken as a whole, neither HRPT nor any of the HRPT Subsidiaries is in breach or default or alleged to be in breach or default under any lease, license, contract, agreement, commitment, instrument or obligation and HRPT does not know of any condition or state of facts which is likely to cause or create a default or defaults under any such lease, license, contract, agreement, commitment, instrument or obligation. Except as set forth in Disclosure Schedule 5.7, HRPT does not know of any other party to any lease, license, contract, agreement, commitment, instrument or obligation to which HRPT or any of the HRPT Subsidiaries is a party and which is material to the business of HRPT and the HRPT Subsidiaries taken as a whole, that is in default thereunder and, to the knowledge of HRPT, there exists no condition or event which, after notice or lapse of time or both, would constitute a default of any other party to any such lease, license, contract, agreement, commitment, instrument or obligation.

         5.8 Compliance with Law.

         HRPT and each of the HRPT Subsidiaries (A) has complied with all laws, regulations and orders which are applicable to their respective businesses as presently conducted, (B) possesses all Permits, and (C) has obtained all governmental approvals and all other approvals, consents, certifications and waivers and has made all filings, given all notices and otherwise complied with all governmental laws, rules and regulations which are required on the part of HRPT to enter into and perform this Agreement, and to otherwise consummate the transactions contemplated by this Agreement, except in each case, where the failure to have acted in accordance with clauses (A), (B) and (C) has not and will not have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of HRPT and its Subsidiaries, taken as a whole.

         5.9 Securities Filings.

         All reports and  statements  filed with respect to HRPT pursuant to the
1934 Act since  December  31,  1995,  conform in all  material  respects  to the applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder and did not include at the time of filing such documents any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Since December 31, 1995, HRPT has not failed to make any filing required by the 1934 Act on a timely basis.

         5.10 Merger Shares.

         As of their respective dates of issuance, the HRPT Common Shares to be issued pursuant to this Agreement will have been duly authorized, validly issued and fully paid and non-assessable, free and clear of any Lien created by or attributable to HRPT and there are no preemptive rights with respect to such issuance.

         5.11 Tax Matters.

         At all times after December 31, 1986, HRPT has qualified as a "real estate investment trust" under Section 856 of the Internal Revenue Code ("REIT"), and each HRPT Subsidiary (other than general or limited partnerships) has qualified either as a "qualified REIT subsidiary" under Section 856(i) of the Internal Revenue Code or as a REIT. HRPT has at all times after December 31, 1986, satisfied Section 857(a)(3) of the Internal Revenue Code and does not have any "non-REIT earnings and profits" within the meaning of Treasury Regulation ss. 1.857-11. Neither HRPT nor any of the HRPT Subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code, or agreed to have
Section 341(f)(2) of the Internal Revenue Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Internal Revenue Code) owned by it. No property of HRPT or any of the HRPT Subsidiaries is property that such entity is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986. Neither HRPT nor any of the HRPT Subsidiaries has agreed to or is required to make any adjustment pursuant to
Section 481(a) of the Internal Revenue Code by reason of a change in the accounting method initiated by HRPT or any of the HRPT Subsidiaries, and HRPT has no knowledge that the IRS has proposed any such adjustment or change in accounting method. Neither HRPT nor any of the HRPT Subsidiaries has executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

         5.12 Merger Sub.

                  (a)  Merger Sub will be organized prior to the Closing Date.

                  (b) On the Closing Date HRPT will be the record and beneficial owner of all of the issued and outstanding shares of beneficial interest of Merger Sub.

                  (c) On the Closing Date, Merger Sub will be a real estate investment trust, duly organized, validly existing and in good standing under the laws of the state of Maryland with all requisite trust power and authority (i) to conduct its business as it is then conducted, (ii) to own or lease all of the properties owned or leased by it and (iii) to consummate the transactions contemplated by this Agreement.

                  (d) The consummation of the transactions provided for in this Agreement will, on the Closing Date, have been duly authorized by all necessary action on the part of Merger Sub.


                                    SECTION 6
                        CERTAIN COVENANTS AND AGREEMENTS

         6.1 Conduct of Business by GPI.

         From the date of this Agreement to the Effective Time, except as required in connection with the Merger and the other transactions contemplated by this Agreement or as set forth on Disclosure Schedule 6.1 and unless GPI obtains HRPT's prior written consent (provided, if HRPT shall fail to respond within five business days of a written request for consent, or such shorter period as may be reasonably required under the circumstances, (GPI agreeing to identify the response period and any circumstances requiring a response period of fewer than five business days in its written request) such consent shall be deemed to have been given) in each instance, GPI will, and will cause each GPI Subsidiary to:

                  (a) Carry on its business as currently conducted and only in the usual and ordinary course;

                  (b) Use its best efforts to preserve its business organization intact, to continue to operate the Premises in a good and businesslike fashion consistent with past practices and to maintain the Premises in good working order and condition in a manner consistent with past practice, to retain the services of its present employees and to preserve the goodwill of its tenants;

                  (c) Maintain insurance coverage of the types and in the amounts carried by it prior to the execution of this Agreement and promptly report all known claims within the applicable claims period;

                  (d) Not  purchase,  sell,  lease or dispose of any property or assets and not incur any liability or make any material commitment or enter into any other transaction, except, in each case, in the ordinary and usual course of business or pursuant to Contracts existing on the date hereof; provided (x) in the case of Additional Properties, neither GPI nor any GPI Subsidiary will enter into an agreement to acquire such Additional Property and (y) in the case of the Contract Properties, neither GPI nor any GPI Subsidiary will enter into an amendment to the agreement to acquire any Contract Property or waive any diligence contingencies (except for such diligence contingencies that expire with the passage of time)
         without HRPT's consent, which may be withheld in HRPT's sole discretion, in the case of contracts to acquire Additional Properties, and which may be withheld by HRPT in the case an amendment to an agreement to acquire any Contract Property, in its reasonable discretion provided if the amendment would have an adverse effect on HRPT's expected yield with respect to the particular Contract Property such withholding shall be deemed reasonable;

                  (e) Not issue any shares of capital stock or other securities or options or rights to purchase shares of capital stock or other securities, not purchase any of its capital stock and not pay any dividend on its capital stock;

                  (f) Not increase the compensation of any officer, employee or agent other than in the usual and ordinary course of business, and not create any additional employee benefit plan or amend any existing employee benefit plan;

                  (g) Not organize any new Subsidiary, and not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

                  (h) Not (i) create, incur or assume any long-term debt (including obligations in respect of capital leases) or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (iii) except in the ordinary course of business and consistent with past practice, make any loans or advances to any other person, or
         (iv) make any capital contributions to, or investments in, any person (other than a GPI Subsidiary);

                  (i) Not enter into, modify, amend or terminate any of the Material Leases or other material agreement with respect to any of the Premises, which would encumber or be binding upon the Premises from and after the Closing Date;

                  (j)  Not amend or modify its charter documents;

                  (k) Whether or not in the ordinary course of business, unless GPI elects to cause the Houston Premises to be transferred pursuant to
         Section 8.2, not enter into a lease of the Houston Premises;

provided that GPI will cause GPH not to engage in any trade or business, and not to enter into any lease, license, contract, agreement, commitment, instrument or obligation from the date of this Agreement to the Effective Time, except as required in connection with the Merger and the other transactions contemplated by this Agreement.

         In connection with the continued operation of the business of GPI between the date of this Agreement and the Effective Time, GPI shall confer in good faith with one or more representatives of HRPT as often as HRPT shall reasonably request to report operational matters of materiality and the general status of ongoing operations including, without limitation, the status of Development Properties, and the Contract Properties and negotiations with respect to Additional Properties and the Contract Properties. GPI acknowledges that HRPT does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall HRPT be responsible for any decisions made by GPI's officers and directors with respect to matters which are the subject of such consultation unless HRPT so consents in writing or unless its consent is deemed to have been given as provided above.

         6.2 Inspection of and Access to Information.

         Between the date of this Agreement and the Effective Time, GPI will, and will cause each of the GPI Subsidiaries to: (i) provide HRPT and its accountants, counsel and other authorized representatives full access, during usual business hours to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation); (ii) cause its respective officers to provide to HRPT and its authorized representatives any and all financial, technical and operating data and other information pertaining to its business as HRPT shall from time to time reasonably request; and (iii) subject to such reasonable limitations as GPI shall deem necessary, permit HRPT to discuss, and cooperate in discussions, with the GPI Subsidiaries, employees, architects, contractors and tenants.

         6.3 No Solicitation.

         From the date of this Agreement until the Effective Time or until this Agreement is terminated or abandoned as provided in Section 10, neither GPI nor any of the GPI Subsidiaries shall directly or indirectly (i) solicit or initiate (including by way of furnishing any information) discussions with or (ii) enter into negotiations with, or furnish any information that is not publicly available to, any corporation, partnership, person or other entity (other than HRPT pursuant to this Agreement) concerning any proposal for a merger, sale of assets, sale of shares of stock or securities or other takeover or business combination transaction (an "Acquisition Proposal") involving GPI or any GPI Subsidiary, and GPI will instruct its officers, directors, advisors and other financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence.

         6.4 Best Efforts: Further Assurances: Cooperation.

         Each of the Parties shall use its best efforts to perform its obligations under this Agreement and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the Parties under this Agreement and to cause the Merger and the other transactions contemplated in this Agreement to be carried out promptly in accordance with the terms of this Agreement and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of its obligations under this Agreement. Upon the execution of this Agreement and thereafter, each Party shall do such things as may be reasonably requested by the other Parties in order more effectively to consummate the Merger and the other transactions contemplated by this Agreement, including without limitation:

                  (a) GPI and HRPT shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to (i) comply with the provisions of the HSR Act, if applicable, and (ii) obtain any other required consent or approval of any third party or any other federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement. GPI and HRPT agree to cooperate and keep each other reasonably informed regarding any required HSR filings and the process for obtaining HSR clearance, if required.

                  (b) If any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

                  (c) Each Party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of GPI or HRPT, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or that will or may result in the failure to satisfy any of the conditions specified in Section 7 and (ii) any failure of GPI or HRPT, as the case may be, to comply with covenant, condition or agreement to be complied with or satisfied by it by this Agreement.

         6.5 Expenses.

         If the Merger is consummated, each Party shall pay its own attorneys' and accountants' fees and costs and costs of its internal personnel in connection with the transactions contemplated hereby, HRPT shall pay all title insurance premiums and charges, local and special regulatory counsel fees, surveyor charges, environmental consultant charges, transfer taxes, recording fees and the like, and the cost of the Ernst & Young LLP confirmation of the Pro Forma Balance Sheet referred to in Section 1.6 and GPI shall pay the fees referred to in Section 4.28. If the Merger is not consummated, each Party shall pay all costs and expenses incurred by it in connection with the transactions contemplated hereby including its own attorneys' and accountants' fees and costs and the costs of its internal personnel, GPI shall pay the fees referred to in
Section 4.28 and HRPT shall pay all title insurance premiums and charges, local and special regulatory counsel fees, surveyor charges and environmental consultant charges.

         6.6 Public Announcements.

         The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the public generally shall be mutually agreed upon in advance (unless HRPT or GPI is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or NYSE rule in which case HRPT shall use commercially reasonable efforts to consult with GPI prior to any such announcement).

         6.7 Interim Financial Statements.

         Prior to the Effective Time, (a) GPI shall deliver to HRPT, as soon as available but in no event later than 45 days after the end of each fiscal quarter, a consolidated balance sheet as of the last day of such fiscal period and the consolidated statements of income, stockholders' equity and cash flows of GPI and its Subsidiaries for the fiscal period then ended, each prepared in accordance with GAAP and (b) HRPT shall deliver, promptly after filing, a copy of any report or statement pursuant to the 1934 Act. GPI shall deliver to HRPT monthly statements of income and/or financial position for any periods after the date of this Agreement within 30 days of the end of each month.

         6.8 Supplements to Schedules.

         From time to time prior to the Effective Time, GPI and HRPT will each promptly supplement or amend the respective schedules which they have delivered pursuant to this Agreement with respect to any matter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such disclosure schedule or which is necessary to correct any information in any such schedule which has been rendered inaccurate. The delivery of any supplement or amendment to the respective disclosure letters of the parties pursuant to this Section 6.8 shall not in any matter constitute a waiver by any party of any of the conditions contained in Section 7; provided, however, that the disclosure by any party in any such supplement or amendment to its disclosure letter of any matter arising or occurring after the date hereof (which did not exist on the date hereof) shall not form the basis of a claim against the disclosing party for misrepresentation or breach of a representation, warranty, covenant or agreement.

         6.9 Contribution to GPH.

         On the Closing Date, GPI shall contribute all of its interest in the other Subsidiaries of GPI and the contracts and other agreements listed on Disclosure Schedule 6.9, to GPH, in each case free and clear of all Liens, in consideration of the GPH Common Shares, the assumption of the GPI Third Party Debt and Transaction Expenses.

         6.10 Reorganization.

         From and after the date of this Agreement and until the Effective Time, neither HRPT nor GPI nor any of their Subsidiaries or other affiliates shall take any action, or fail to take any action, with the intention of jeopardizing qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Each of the Parties agrees to treat the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code for purposes of filing all federal, state and local income tax returns.

         6.11 Change of Name.

         As soon as reasonably practicable after the Closing Date, HRPT will use its best efforts to change the name of each of the GPI Subsidiaries to remove "Rosecliff".

         6.12 REIT Status.

         GPI will take all action required in connection with its liquidation and dissolution to (i) ensure that GPI will continue to be qualified as a "real estate investment trust" and (ii) that each GPI Subsidiary will continue to be qualified as a "qualified REIT subsidiary" through the Effective Time.

         6.13 Substitute Guarantor.

         To facilitate GPI's obtaining the consent of lenders under Section 7.3(k), HRPT will make an affiliate of HRPT with a net worth of not less than $100,000,000 available to assume any guarantees by GPI of indebtedness relating to the Premises identified on Disclosure Schedule 1.71 as Properties Nos. 13, 14, 19 and 20.

         6.14 Names.

         Within 10 days after the date of this Agreement, GPI will provide HRPT additional information required to make Schedule 4.7 complete and correct.

         6.15 GPI Shareholders.

         Contemporaneously with the delivery of this Agreement by GPI, each of Rosecliff Realty L.P. and The 1818 Fund II, L.P. shall deliver an agreement to vote their shares of GPI Common Stock in favor of the transactions contemplated by this Agreement and on or before February 27, 1997, GPI will deliver the certificate of its secretary confirming that the Merger and the transactions contemplated by this Agreement have been approved by its stockholders pursuant to Section 228 of the Delaware General Corporation Law.


         6.16 Co-Manager Letter.

         Contemporaneously with the delivery of this Agreement by HRPT, HRPT shall have executed and delivered a letter agreement relating to underwriting of any equity offering the proceeds of which will be used to satisfy HRPT's obligations under this Agreement.

         6.17 Arbitration.

         The Parties agree that any and all disputes or disagreements arising out of or relating to this Agreement, other than actions or claims for injunctive or other equitable relief or claims raised in actions or proceedings brought by third parties, shall be resolved through negotiations or, if the dispute is not so resolved, through mediation and if necessary binding arbitration conducted by a private mediator to be agreed upon by the Parties and in accordance with rules and procedures to be agreed upon by the Parties. If, within ten (10) business days after the date of this Agreement, the Parties shall not have agreed upon the identity of the private mediator or the rules and procedures governing the mediation and/or arbitration, such mediation and/or arbitration shall be conducted by the American Arbitration Association in accordance with the rules and procedures of the American Arbitration Association. Any such mediation and/or arbitration, whether by an agreed upon mediator or by the American Arbitration Association, shall be conducted in Boston, Massachusetts, and the decision of the mediator shall be binding on all parties and not appealable.

                                    SECTION 7
                                   CONDITIONS

         7.1 Conditions to Each Party's Obligations.

         The respective obligations of each Party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) HSR Act. Early termination shall have been granted or applicable waiting periods shall have expired under the HSR Act, if applicable.

                  (b) Injunction. At the Effective Time there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction that the transactions provided for in this Agreement or any of them not be consummated as provided in this Agreement and no proceeding or lawsuit shall have been commenced or threatened by any governmental or regulatory agency with respect to any other transactions contemplated by this Agreement, which proceeding or lawsuit in the reasonable opinion of HRPT or GPI makes it inadvisable to consummate such transactions.

                  (c) Consents. All consents, authorizations, orders and approvals of (or filing or registration with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained, except to the extent that any such consent, authorization, order or approval (or filing or registration) is required due to any governmental commission, board or other regulatory body's status as a payor of GPI, in which case such consent, authorization, order or approval shall have been obtained (or filing or registration shall have been made) except where the failure to obtain the same would not have a Material Adverse Effect.

         7.2 Conditions to Obligations of GPI.

         The obligations of GPI to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of HRPT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except where such representation or warranty specifically relates to an earlier date).

                  (b) Performance of Obligations By HRPT. HRPT shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

                  (c) Registration Rights Agreement. HRPT shall have executed and delivered the Registration Rights Agreement to GPI and such agreement shall be in full force and effect at the Effective Time.

                  (d) Information Access Agreement and Voting Agreement. Merger Sub shall have executed and delivered an Information Access Agreement and Voting Agreement to The 1818 Fund II, L.P. and Rosecliff Inc. in the forms attached as Schedule 7.2(d), and such agreements shall be in full force and effect at the Effective Time.

                  (e) Opinions of HRPT Counsel. GPI shall have received an opinion of Sullivan & Worcester LLP, dated the Closing Date, in form and substance reasonably satisfactory to GPI, with respect to the transactions contemplated by this Agreement.

                  (f) Authorization of Merger. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by HRPT and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken.

                  (g) Certificates. HRPT shall furnish GPI with a certificate of its appropriate officers as to compliance with the conditions set forth in Section 7.2.

                  (h) Conduct of Business and No Material Adverse Change. The fundamental character of the business of HRPT and its Subsidiaries as investors in healthcare related real estate shall not, except for the transactions contemplated by this Agreement, have changed between the date hereof and the Effective Date. HRPT and its Subsidiaries, taken as a whole, shall not have suffered a material adverse change in their financial condition, business, assets, liabilities or operations from the date hereof to the Effective Time; provided, however, that a decline in the price of HRPT Common Shares or a change in any rating assigned to any debt of HRPT by Moody's Investors Service, Inc., Standard & Poor's Ratings Group or Fitch Investors Services, L.P. shall not in and of itself be deemed a material adverse change.

                  (i) Indemnification Agreement. HRPT shall have executed and delivered an Indemnification Agreement (the "Indemnification Agreement") in the form of Schedule 7.2(i), and such agreement shall be in full force and effect at the Effective Time.

                  (j) Service Contract. HRPT and/or its nominee shall have executed and delivered a Service Contract (the "Service Contract") in the form of Schedule 7.2(j), and such contract shall be in full force and effect at the Effective Time.

                  (k) Prepayments. HRPT shall prepay all GPI Third Party Debt and all GPI Property Debt (except for that GPI Property Debt secured solely by Premises identified on Disclosure Schedule 1.71 as Properties Nos. 13, 14, 19 and 20) on the Closing Date.

         7.3 Conditions to Obligations of HRPT.

         The obligations of HRPT to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of GPI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as otherwise permitted under Sections 6.1 and 8.2, as of the Effective Time as though made on and as of the Effective Time (except where such representation or warranty specifically relates to an earlier date).

                  (b) Performance of Obligations of GPI. GPI shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

                  (c) Registration Rights Agreement. GPI shall have executed and delivered the Registration Rights Agreement to HRPT and such agreement shall be in full force and effect at the Effective Time.

                  (d) Opinion of GPI's Counsel. HRPT shall have received an opinion of Willkie Farr & Gallagher, dated the Closing Date, in form and substance reasonably satisfactory to HRPT, with respect to the transactions contemplated by this Agreement and an opinion of Kilpatrick Stockton LLP, dated the Closing Date, subject to customary assumptions, qualifications and conditions, and otherwise in form and substance reasonably satisfactory to HRPT, and stating in substance (i) that the Development Partnership Agreements (x) do not violate applicable federal law relating to the acquisition and administration of federal contracts, including leases, or (y) give rise to a right on the part of the U.S. Government to terminate the Development Property Lease and (ii) that, under circumstances similar to those contemplated by the Development Partnership Agreements, the U.S. Government would customarily grant a novation in favor of the general partner acquiring the interest of the developer general partner.

                  (e) Authorization of Merger. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by GPI and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken.

                  (f) Shareholder Approval. The Merger shall have been approved by GPI, as the sole shareholder of GPH, in accordance with Maryland Law and shall also have been approved by the stockholders of GPI in accordance with the Delaware General Corporation Law..

                  (g) No Material Adverse Effect. No change which has a Material Adverse Effect shall have occurred from the date hereof to the Effective Time.

                  (h) Certificates. GPI shall furnish HRPT with a certificate of its appropriate officers as to compliance with or satisfaction of the conditions set forth in Section 7.3.

                  (i) Nonsolicitation Agreements. At or prior to the Closing, the persons listed on Disclosure Schedule 1.54 shall have each executed and delivered a Nonsolicitation Agreement (the "Nonsolicitation Agreements"), in the form of Schedule 7.3(i), and such agreement shall be in full force and effect at the Effective Time.

                  (j) Indemnification Agreement. GPI shall have executed and delivered the Indemnification Agreement in the form of Schedule 7.2(i), and such agreement shall be in full force and effect at the Effective Time.

                  (k) Consents and Prepayment. All consents and waivers required under any agreements identified in Section 4.5 including, without limitation, the agreements evidencing the indebtedness secured solely by the Premises identified on Disclosure Schedule 1.71 as Properties Nos. 13, 14, 19 and 20, shall have been obtained. If on the Closing Date, the borrower shall not have the right to prepay, without premium or penalty, all amounts owed to each lender identified on Disclosure
         Schedule 7.3(k), the Aggregate Closing Consideration shall be reduced by an amount equal to the aggregate premium and penalty which the borrower would be obliged to pay if it prepaid all such indebtedness in full on the Closing Date, provided there will be no such reduction with respect to indebtedness secured solely by Premises identified on Disclosure Schedule 1.71 as Properties Nos. 13, 14, 19 and 20. HRPT shall have the right to prepay all GPI Third Party Debt and all GPI Property Debt on the Closing Date other than the indebtedness secured solely by the Premises identified on Disclosure Schedule 1.71 as Properties Nos. 13, 14, 19 and 20.

                  (l) Mortgagee Estoppel Certificates. HRPT shall have received estoppel certificates dated within thirty (30) days prior to the Closing Date, executed by the lenders holding the indebtedness secured by the Premises identified on Disclosure Schedule 1.71 as Properties Nos. 13, 14, 19 and 20, which estoppel certificates shall specify the principal balance outstanding and the date of the most recent interest payment received thereunder and shall confirm whether such lender has sent any written notice of any default by the applicable borrower (GPI agreeing also to use reasonable efforts to cause the certifying party to identify all material documents setting forth (provided, however, that the delivery by GPI to the certifying party of a request for such identification together with follow up telephone calls shall be deemed to constitute reasonable efforts) the terms and conditions with respect to such indebtedness).

                  (m) Tenant Certificates. HRPT shall have received estoppel certificates, satisfactory in form (HRPT agreeing to accept such form as is required to be delivered by a tenant under its lease and provided HRPT will accept, from any tenant under a Material Lease, a statement that (i) the lease is in full force and effect, (ii) there are no prepayments of rent or other charges due under the Lease in excess of one month and (iii) no notice of default has been issued by tenant under the lease), and substance to HRPT and dated within thirty (30) days prior to the Closing Date, executed by all tenants under Material Leases; provided, however, if GPI shall fail, after using commercially reasonable efforts, to obtain any tenant estoppel certificate required under this Section 7.3(m) as to Premises representing, in the aggregate, no more than 840,500 square feet, GPI's certification as to such material may be substituted for the tenants'.

                  (n) Partner Estoppel Certificates. HRPT shall have received estoppel certificates, in the form attached hereto as Schedule 7.3(n), executed by the third party partner to the Development Partnership Agreement relating to the San Diego Premises and Golden Premises.

                  (o) Condition of the Premises. All of the Premises, including all improvements located thereon, shall be in substantially the same physical condition as on the date of this Agreement, ordinary wear and tear excepted and except for construction of Development Properties in accordance with the approved plans and specifications therefor, subject to Section 8.3(a) and (b), in all material respects.

                  (p) No Condemnation. No action shall be pending or, to the knowledge of GPI, threatened for the condemnation or taking by power of eminent domain of any of the real properties comprising the Premises which has had or would be reasonably expected to result in a Material Adverse Effect.

                  (q) Title Insurance. With respect to the Golden Premises, a title insurance company satisfactory to HRPT or the title insurance company insuring the existing title policy shall be prepared, subject only to payment of the applicable premiums and charges, to issue a title insurance policy, to the applicable GPI Subsidiary, insuring title to the Golden Premises is vested in the applicable GPI Subsidiary, pursuant to an ALTA (or such other form if ALTA is not available in such jurisdiction) title insurance policies in the form attached hereto as Schedule 7.3(q) and a title insurance company reasonably acceptable to HRPT or the existing title insurance company shall be prepared, to amend the existing title insurance policy with respect to the San Diego DFAS to provide affirmative coverage against any violation of the matters described in Schedule B, item 3 thereof if available.

                  (r) Survey. HRPT shall have received an ALTA survey of the Premises located in Richland, Washington (or, if any ALTA survey is not available in the applicable jurisdiction, such other form of survey in accordance with the customary standards for such State), together with a certificate of such surveyor, such survey and certification to be in form and substance reasonably satisfactory to HRPT.

                  (s) Information Access Agreement and Voting Agreement. The 1818 Fund II, L.P. and Rosecliff Inc. shall have executed and delivered to Merger Sub an Information Access Agreement and Voting Agreement in the forms attached as Schedule 7.2(d), and such agreements shall be in full force and effect as of the Effective Time.

                  (t) Service Contract. GPI shall have executed and delivered to M&P Partners, L.P. the Service Contract in the form of Schedule 7.2(j) and such agreement shall be in full force and effect at the Effective Time.

                  (u) Termination of Agreements. The contracts and agreements listed on Disclosure Schedule 7.3(u) shall have been terminated without liability or recourse to any of the GPI Subsidiaries and HRPT shall have received such evidence thereof as it shall reasonably request.

                  (v) GPH. The contribution of assets of GPI to GPH in accordance with Section 6.9 shall have occurred and HRPT shall have received such evidence thereof as it shall reasonably request.

                  (w) Resignations. All officers and directors of GPH and each of the GPI Subsidiaries shall have delivered their resignations effective upon the Effective Date.


                                    SECTION 8
                                OTHER AGREEMENTS

         8.1 Deposit.

         Within three business days following the execution of this Agreement, HRPT shall deposit $5,000,000 with Paul, Weiss, Rifkind, Wharton & Garrison ("PW") or if PW shall decline, within ten business days of the date the Parties agree on another escrow agent, to be held pursuant to the terms of the Escrow Agreement. On the Closing Date, upon compliance with and performance of the conditions set forth in Section 7.2, or upon any termination of this Agreement pursuant to Section 10.1(a) (b) or (c) or by HRPT pursuant to Section 10.1(e), upon notice from HRPT to the escrow agent, the Escrow Agreement shall terminate and all funds held thereunder shall be paid to HRPT. If this Agreement is terminated by GPI pursuant to Section 10.1(d)(ii), all funds then held pursuant to the Escrow Agreement shall be paid to GPI, as liquidated damages and GPI shall have no further recourse against HRPT, the HRPT Subsidiaries or any of their respective officers, trustees, directors, employees or stockholders.

         8.2 Houston Premises.

         Anything to the contrary contained herein notwithstanding, GPI may elect to cause the Houston Premises to be transferred to GPI, an affiliate of GPI or a third party, provided such election is made not later than the business day following the notice from HRPT to GPI provided for in Section 3.1 and the transfer is completed not later than the Closing Date. If GPI elects to transfer the Houston Premises, the Aggregate Closing Consideration shall be reduced by $5,000,000 and all representations and warranties contained in this Agreement shall be deemed not to include the Houston Premises. If GPI elects to transfer the Houston Premises and the proceeds thereof increase "working capital" (as defined in Section 1.6), although the Aggregate Closing Consideration shall be reduced as provided in the next prior sentence, HRPT shall issue GPI a number of HRPT Common Shares on the Closing Date with an aggregate value (based upon a price for an HRPT Common Share of $19.2125) equal to such increase in working capital.

         8.3 Development Properties.

         (a) Golden Premises. If completion of the Golden Premises in accordance with the plans and specifications therefor shall not have occurred and the obligation to pay rent of the tenant under the Development Property Lease in effect with respect to the Golden Premises shall not have commenced by the Closing Date, the Aggregate Closing Consideration shall be reduced by $9,046,823. Upon (x) the 30th day after substantial completion of the Golden Premises in accordance with the plans and specifications therefor, (y) the transfer to HRPT of the third party developer partner's interest and (z) the novation of the Development Property Lease in effect with respect to the Golden Premises in favor of an HRPT Subsidiary, HRPT will issue GPI a number of HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price) equal to $9,046,823, less all amounts funded at or subsequent to Closing, exclusive of HRPT Common Shares issued at Closing, or anticipated to be funded in connection with the punch list items by HRPT to complete the Golden Premises in accordance with the plans and specifications therefor as set forth in the related guaranteed maximum price construction contract, including, without limitation, any amounts paid to retire indebtedness or to third party partner, together with interest thereon from the date advanced by HRPT through the date of issuance of the HRPT Common Shares pursuant to this
Section 8.3(a) at an annual rate equal to 7.4%. If the aggregate amount so funded, exclusive of HRPT Common Shares issued at Closing, or so anticipated to be funded by HRPT (including the interest thereon) exceeds $9,046,823, one-half such excess shall be deducted from the Second Closing Consideration.

         (b) San Diego Premises. If completion of the San Diego Premises in accordance with the plans and specifications therefor shall not have occurred and the obligations to pay rent of both tenants under the Development Property Leases in effect with respect to the San Diego Premises shall not have commenced by the Closing Date, the Aggregate Closing Consideration shall be reduced by $1,530,954. Upon (x) the 30th day after substantial completion of the San Diego Premises in accordance with the Plans and specifications therefor, (y) the transfer to HRPT of the developer partner's interest and (z) the novation of the Development Property Leases in effect with respect to the San Diego Premises in favor of an HRPT Subsidiary, HRPT will issue GPI a number of HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price) equal to $1,530,954 less all amounts funded or anticipated to be funded in connection with the punch list items by HRPT at or subsequent to Closing to complete the San Diego Premises in accordance with the plans and specifications therefor, including, without limitation, any amounts paid to retire indebtedness or to third party partners, together with interest thereon from the date advanced by HRPT through the date of issuance of the HRPT Common Shares pursuant to this Section 8.3(b) at an annual rate equal to 7.4%. If the aggregate amount so funded by HRPT (including the interest thereon) exceeds $1,530,954, one-half such excess shall be deducted from the Second Closing Consideration.

                  (c) Aurora Premises. Notwithstanding the provisions of Section 6.1(d) or 6.3 on or before the Closing Date, GPI will cause the partnership interests in Rose Aurora, L.P. held by a GPI Subsidiary to be transferred to GPI or an affiliate of GPI other than a GPI Subsidiary and the Aggregate Closing Consideration shall be reduced by $11,647,101. If, at any time on or before July 31, 1997, the Aurora Closing Conditions (as defined below) shall have been satisfied, HRPT will issue GPI a number of HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price) equal to $11,647,101 less the sum of (x) $1,000,000, (y) the amount of any indebtedness or funding obligations assumed by HRPT with respect to the Aurora Premises, and (z) the cost to complete construction of the Aurora Premises in accordance with the plans and specifications therefor and as set forth in the guaranteed maximum price construction contract referred to below and including, without limitation, any amounts required to be paid to buy out the third party partner and interest imputed on amounts advanced by HRPT with respect to the Aurora Premises, from the date advanced until the date the obligation to pay rent of the tenant under the Development Lease in effect with respect to the Aurora Premises shall commence, at the Construction Rate (as defined below), in consideration for the transfer of all GPI and GPI affiliate ownership interests in the entity holding title to the Aurora Premises.

         Within thirty (30) days after the last to occur of (x) completion of the Aurora construction, (y) the novation of the Development Lease in effect with respect to the Aurora Premises to an HRPT Subsidiary and (z) the commencement of the obligation of the tenant under the Aurora Development Lease to pay rent, HRPT will issue GPI additional HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price) equal to the amount, if any, by which $11,647,101 exceeds the actual aggregate amounts funded by HRPT (including HRPT Common Shares issued under the next prior paragraph) with respect to the Aurora Premises (including, without limitation, interest imputed at the Construction Rate and third party buy-out costs.


         As used herein, "Aurora Closing Conditions" shall mean the following:

         (i) A title insurance company reasonably satisfactory to HRPT or the title insurance company which issued the existing policy shall be prepared, subject only to payment of the applicable premium and charges, to issue a title insurance policy, to the applicable GPI Subsidiary, in the form attached to Disclosure
                  Schedule 1.68, to the extent the attached endorsements thereto are available in Colorado except for the addition of Permitted Liens.

         (ii) HRPT shall have received such assurances as HRPT may reasonably require confirming that, upon completion, the Aurora Premises will comply in all material respects with all applicable zoning and land use requirements.

         (iii) HRPT shall have approved the aggregate development budget with respect to the Aurora Premises (which budget shall include all costs of completion and acquisition, including, without limitation, interest imputed at the Construction Rate, and the cost to buy out the third party partner), which approval shall not be unreasonably withheld, provided that HRPT shall determine that the Development Lease in effect with respect to the Aurora Premises will, upon the commencement of the obligation of the tenant to pay rent thereunder, provide HRPT with an annual yield on the aggregate amounts funded (including, without limitation, interest imputed at the Construction Rate) with respect to the Aurora Premises of not less than 10.3%.

         (iv) HRPT and the tenant under the Development Lease with respect to the Aurora Premises shall have approved the complete construction drawings and/or final plans and specifications with respect thereto (HRPT agreeing not unreasonably to withhold, delay or condition its approval).

         (v) There shall be executed and delivered a guaranteed maximum price construction contract with respect to the Aurora Premises, such contract to be in form and substance reasonably satisfactory to HRPT and to comply with the applicable Development Lease requirements.

         (vi) The contractor under the above-described construction contract shall have, in HRPT's reasonable determination, adequate financial resources to ensure completion of the project as contemplated by such construction contract or shall have provided a completion bond in form and substance reasonably satisfactory to HRPT; and such contractor shall have obtained such insurance as HRPT may reasonably require.

         (vii) HRPT shall have received an estoppel certificate, in the form attached hereto as Schedule 7.3(n), executed by the third party partner to the Development Partnership Agreement relating to the Aurora Premises.

         (viii) HRPT shall reasonably determine that (x) completion of construction can occur within the deadlines applicable thereto pursuant to the Aurora Development Lease, as the same may be amended as herein provided, and (y) a novation of the lease can be obtained and a buy-out of the third party partner consummated not less than 120 days prior to the date set forth in Section 18.2 of the Aurora Partnership Agreement for expiration of the purchase option.

         (ix) The representations and warranties set forth in Sections 4.1, 4.6, 4.9, 4.10, 4.11, 4.17, 4.22, 4.24 and 4.26 shall be true and correct in all material respects with respect to the Aurora Premises as a Development Property or the Aurora Development Partnership, as the case may be; provided, however, that, GPI may, by written notice to HRPT, modify such representations and warranties to reflect changes in circumstances and HRPT shall not have the right to object to such modifications unless the same shall materially and adversely affect the contemplated development or use of Aurora Premises or such Development Partnership.

         As used herein, "Construction Rate" shall mean (x) one hundred seventy-five (175) basis points in excess of the per annum rate of interest reported in The Wall Street Journal as the London Interbank Offered Rate for United States dollar deposits for a ninety (90) day term in the amount outstanding as of the date of determination or (y), in the event the rate described in clause (x) shall cease to be published, two (2) percentage points in excess of the per annum rate of interest, from time to time, of the 14-day moving average closing trading price of the 180-day Treasury Bills.

                  (d)  Liquidation.  If any payments due GPI under  Sections 8.3
         (a), (b) or (c) become payable after GPI has liquidated, the payments shall be made to the Second Closing Recipient.

                  (e) Fractional Shares. If the Second Closing Recipient would receive a fraction of a HRPT Common Share pursuant to Section 8.3(a),
         (b) or (c), a check representing an amount determined by multiplying such fractional share by the Merger Price shall be delivered to the Second Closing Recipient.

                  (f) Control. Notwithstanding 6.1(d), HRPT will permit GPI to control negotiations with the developer partners' and others and supervision of construction in connection with any of the Development Properties which are not completed on or before the Closing Date until July 31, 1997, provided any modification or amendment of agreements relating thereto will be subject to the reasonable approval of HRPT. After July 31, 1997, HRPT will control negotiations with the development partners' and others and supervision of construction, provided that any modification or amendment of any agreements relating thereto will be subject to the reasonable approval of GPI. In the case of HRPT's refusal to give approval, if the proposed modification or amendment would have an adverse effect on HRPT's expected yield with respect to the particular Development Property HRPT's refusal shall be deemed reasonable. In the case of GPI's refusal to give approval, if the proposed modification or amendment would have an adverse effect on GPI's expected profit with respect to the particular Development Property, GPI's refusal shall be deemed reasonable. HRPT agrees to comply in all material respects with the terms of the Development Partnership Agreements.

         8.4 Contract Properties.

                  (a) Waco Premises. If the Waco Premises have not been acquired by Rosecliff Realty Funding, Inc. (a GPI Subsidiary) from McCord Government Properties-Waco, Ltd. pursuant to the terms of an Agreement of Purchase and Sale of Real Property and Escrow Instructions dated April 1, 1996, as amended by the First Amendment thereto, dated as of April 1, 1996, and further amended by the Tri-Party Agreement and Amendment of Purchase and Sale of Real Property and Escrow Instructions, dated as of "________", 1996, among Mellon Bank, N.A., McCord Government Properties - Waco, Ltd. and Rosecliff

         Realty Funding, Inc. (the "Waco Agreement") prior to the Closing Date, the Aggregate Closing Consideration shall be reduced by $8,514,714. At such time as the Waco Premises are acquired in accordance with the terms of the Waco Agreement, HRPT shall issue GPI a number of HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price) equal to $253,936 plus a number of HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price) equal to the deposit under the Waco Agreement. If the Waco Premises are not acquired by the Second Closing Date, or at such earlier time as the Waco Agreement is terminated solely as a result of a default by the seller thereunder, HRPT shall pay GPI an amount equal to the deposit under the Waco Agreement in HRPT Common Shares as calculated above promptly upon receipt thereof or shall assign the rights of Rosecliff Realty Funding, Inc. to receive the deposit under the Waco Agreement to GPI.

                  (b) LA MEPS Premises. If the LA MEPS Premises have not been acquired by Rosecliff Realty Funding, Inc. (a GPI Subsidiary) from Stamford Holdings No.2, Inc. pursuant to the terms of an Agreement of Purchase and Sale of Real Property and Escrow Instructions dated October 4,1996 (the "LA MEPS Agreement") prior to the Closing Date, the Aggregate Closing Consideration shall be reduced by $10,060,162. At such time as the LA MEPS Premises are acquired in accordance with the terms of the LA MEPS Agreement, HRPT shall issue GPI a number of HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price) equal to $10,060,162, less the costs of acquisition (net of any deposit) including closing costs. If the LA MEPS Premises are not acquired by the Second Closing Date, or at such earlier time as the LA MEPS Agreement is terminated, HRPT shall pay GPI an amount equal to the deposit under the LA MEPS Agreement in HRPT Common Shares as calculated above promptly upon receipt thereof or shall assign the rights of Rosecliff Realty Funding, Inc. to receive the deposit under the LA MEPS Agreement to GPI.

                  (c) Phoenix Premises. If the Phoenix Premises have not been acquired by Rosecliff Realty Funding, Inc. (a GPI Subsidiary) from Chen & Fei Corp. pursuant to the terms of an Agreement of Purchase and Sale of Real Property and Escrow Instructions dated July 25, 1996 as amended by the First and Second Amendments thereto, each dated as of October 15, 1996 (the "Phoenix Agreement") prior to the Closing Date, the Aggregate Closing Consideration shall be reduced by $12,159,106. At such time as the Phoenix Premises are acquired in accordance with the terms of the Phoenix Agreement, HRPT shall issue GPI a number of HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price) equal to $12,159,106, plus the amount of any increase in the purchase price for the Phoenix Premises pursuant to any amendment to the Phoenix Agreement to which HRPT shall have consented in writing less the costs of acquisition (net of any deposit) including closing costs. If the Phoenix Premises are not acquired by the Second Closing Date, or at such earlier time as the Phoenix Agreement is terminated, HRPT shall pay GPI an amount equal to the deposit under the LA MEPS Agreement in HRPT Common Shares as calculated above, promptly upon receipt thereof or shall assign the rights of Rosecliff Realty Funding, Inc. to receive the deposit under the Phoenix Agreement to GPI or its designee.

                  (d)  Liquidation.  If any payments due GPI under  Sections 8.4
         (a), (b) or (c) become payable after GPI has liquidated, the payments shall be made to the Second Closing Recipient.

                  (e) Fractional Shares. If the Second Closing Recipient would receive a fraction of a HRPT Common Share pursuant to Section 8.4(a),
         (b) or (c), a check representing an amount determined by multiplying such fractional share by the Merger Price shall be delivered to the Second Closing Recipient.

                  (f) Control. Notwithstanding the Closing, if HRPT will permit GPI to control negotiations with the sellers and others in connection with any of the Contract Properties which were not purchased prior to the Closing Date until July 31, 1997, provided any modification, amendment or termination of agreements relating thereto will be subject to the reasonable approval of HRPT. After July 31, 1997, HRPT will control negotiations with the sellers and others, provided that any modification or amendment of any agreements relating thereto will be subject to the reasonable approval of GPI. In the case of HRPT's refusal to give approval, if the proposed modification, amendment or termination would have an adverse effect on HRPT's expected yield with respect to the particular Contract Property HRPT's refusal shall be deemed reasonable. In the case of GPI's refusal to give approval, if the proposed modification or amendment would have an adverse effect on GPI's expected profit with respect to the particular Contract Property GPI's refusal shall be deemed reasonable. HRPT agrees to comply in all material respects with the terms of the purchase and sale agreements relating to the Contract Properties.

         8.5 College Park.

         If any payment is due or claimed to be due pursuant to Section 2.B or 2.C of the Purchase Agreement (as defined in the Representation Letter), the amount thereof together with any diminution in value of the College Park Premises resulting from the extension of the term shall be "Losses" (as defined in the Indemnification Agreement) for which the Indemnified Parties (as defined in the Indemnification Agreement) shall be entitled to indemnification under the Indemnification Agreement, without regard to any minimum loss threshold and regardless of whether the same results from any breach of representation or warranty.

         HRPT agrees that GPI shall have the right to participate in any negotiations with the Sellers named in the Purchase Agreement with respect to the matters contemplated by Section 2.B and 2.C of the Purchase Agreement and HRP shall give GPI notice of any information obtained by HRP with respect thereto.

         8.6 Tax Returns.

         GPI will, and will cause each GPI Subsidiary and the Subsidiaries of GPI listed on Disclosure Schedule 4.4(B) to, prepare and file all Tax Returns and other tax reports, filings and amendments thereto required to be filed by any of them (provided with respect to the GPI Subsidiaries the obligation will be only with respect to periods ending on or before the Effective Time), and provide HRPT, at its request, with copies for HRPT's review, of all such returns, reports, filings and amendments at GPI's offices prior to filing.

         8.7 Employee Matters.

         As of the Effective Time, GPI will have assumed all past, present and future liabilities and responsibilities as plan sponsor, within the meaning of
Section 3(16)(B) of ERISA, of any Company Employee Benefit Plan, and any past, present and future liabilities and responsibilities as employer under any Company Benefit Arrangement. On or before the Closing Date, HRPT or its designee will enter into the Service Contract with GPI in the form attached as Schedule 7.2(j).

         8.8 Liquidation and Dissolution.

         Prior to the Effective Time, the directors and the GPI Stockholders shall adopt a plan of liquidation and dissolution. GPI shall distribute the HRPT Merger Shares pursuant to such plan of liquidation.

         8.9 Stock Purchase.

         If at any time prior to the Closing Date HRPT shall determine that it requires the consent of its lenders to permit the transactions contemplated by this Agreement to be consummated as a merger between Merger Sub and GPH and if HRPT shall not have obtained such consent, HRPT may fulfill its obligations under this Agreement by causing an HRPT Subsidiary to purchase the GPH Common Shares for the Aggregate Closing Consideration and the Second Closing Consideration on the terms and conditions set forth in this Agreement and the parties agree to make such conforming changes as may be reasonably required as a result thereof.

         8.10 Service Contract Adjustment.

         If (a) the amounts actually paid to GPI or its successor as reimbursement for office expenses (including rent) and salaries (including federal, state and local employment taxes payable by an employer (including, without limitation, FICA and FUTA), but not including severance costs) from the Closing Date through July 31, 1997 pursuant to the Service Contract are less than (b) the lesser of (i) the aggregate amount of such office expenses (including rent), salaries (including severance costs) and other operating expenses incurred by GPI or its successor for such period or (ii) $947,935, then the excess, if any, of the amount described in clause (b) above over the amount described in clause (a) above shall be added to the Second Closing Consideration.


                                    SECTION 9
                  SECOND CLOSING AND DELIVERY OF CONSIDERATION

         9.1 Second Closing.

         The Second Closing shall take place (a) at the office of Sullivan & Worcester, LLP, at Boston, Massachusetts, at 9:00 a.m. (local time) on the Second Closing Date, or (b) at such other time, date or place as the Parties may agree.

         9.2 Issuance of Second Closing Shares.

         At the Second Closing, HRPT shall deliver to the Second Closing Recipient a certificate (properly issued, executed and counter-signed, as appropriate) representing that whole number of shares of HRPT Common Shares as is determined by dividing the Second Closing Consideration by the Second Closing Price and as to any fractional share, a check representing an amount determined by multiplying such fraction of a share of HRPT Common Shares otherwise issuable by the Second Closing Price. If, on or before the Second Closing Date, an "Indemnified Party" (as defined in the Indemnification Agreement) shall have made a claim for payment which has not been satisfied or otherwise resolved prior to the Second Closing Date, a number of HRPT Common Shares with an aggregate value (with each such HRPT Common Share valued at the Merger Price), equal to the sum of all pending claims, shall be deposited with a mutually acceptable escrow agent to be held pursuant to the terms of an escrow agreement substantially in the form of Schedule 9.2.


                                   SECTION 10
                            TERMINATION AND EXTENSION

         10.1 Termination.

         This Agreement may be terminated at any time (subject to the provisions of this Section 10.1) prior to the Effective Time:

                  (a) by mutual agreement of the Board of Directors of GPI and the trustees of HRPT;

                  (b) by either HRPT or GPI, in writing, without liability, if for any reason the Closing has not occurred by March 31, 1997, except that no party shall have the right to terminate under this Section 10.1(b) if the conditions precedent to such Party's obligation to close have been or at Closing would be satisfied or have been waived by such Party and such Party has nonetheless failed or refused to close;

                  (c) by either HRPT or GPI in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on HRPT and/or GPI, which prohibits or restrains HRPT and/or GPI from consummating the transactions contemplated by this Agreement, provided that HRPT and GPI shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 90 days after entry, by any such court or governmental or regulatory agency;

                  (d)  by GPI in writing, without liability:

                           (i) if the  conditions  set forth in Sections 7.1 and
                  7.2 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by HRPT or otherwise by March 31, 1997; or

                           (ii) if HRPT shall (i) fail to perform in any material respect its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained in this Agreement, which failure or breach is not cured within ten days after GPI has notified HRPT of its intent to terminate this Agreement pursuant to this Section 10.1(d)(ii);

                  (e)  by HRPT, in writing, without liability:

                           (i) if the  conditions  set forth in Sections 7.1 and
                  7.3 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by GPI or otherwise by March 31, 1997; or

                           (ii) if GPI shall (i) fail to perform in any material
                  respect its agreements contained in this Agreement required to be performed on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained in this Agreement, which failure or breach is not cured within ten days after HRPT has notified GPI of its intent to terminate this Agreement pursuant to this Section 10.1(e)(ii);

                  provided if GPI shall breach a representation or warranty which would have a Material Adverse Effect as defined in
                  Section 1.59(ii), HRPT shall not terminate this Agreement and shall consummate the transactions on the Closing Date without adjustment to the Aggregate Closing Consideration on account of such breach and shall have recourse under the Indemnification Agreement, it being agreed that HRPT's failure to exercise its right to terminate this Agreement shall not be deemed a waiver of such breach.

         10.2 Extension.

                  (a) Notwithstanding anything contained in Section 10.1 to the contrary, if GPI shall be unable to satisfy a closing condition prior to March 31, 1997, GPI shall have the right to delay the Closing Date and extend the date for termination of the rights and obligations of the parties under Section 10.1 until the date which is 10 business days following notice from GPI to HRPT that such closing condition(s) are satisfied but not later than May 31, 1997.

                  (b) If the Closing Date is delayed pursuant to Section 10.2(a), the Aggregate Closing Consideration shall be determined based upon a Pro Forma Balance Sheet as of the Closing Date which shall be prepared not later than 5 business days prior to the Closing Date and confirmed as provided in the definition of Aggregate Closing Consideration.

                                 SECTION 11
                            MISCELLANEOUS PROVISIONS


         11.1 Notices.

         All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

         To HRPT or Merger Sub:

                  Health and Retirement Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02158
                  Attn: David J. Hegarty, President
                  Telecopy No.:  617. 332.2261

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Alexander A. Notopoulos, Jr., Esq.
                  Telecopy No.:  617. 338.2880

         To GPI or GPH:

                  Government Property Investors, Inc.
                  1775 Pennsylvania Avenue, N.W., Suite 1000
                  Washington, D.C.  20006
                  Attn: Mark Levin
                  Telecopy No.:  202.296.8335

         with a copy to:

                  Rosecliff, Inc.
                  712 Fifth Avenue, 34th Floor
                  New York, NY  10019
                  Attn:  Peter T. Joseph
                  Telecopy No.  212.554.5959
       and a copy to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  New York, New York 10022
                  Attn:  Nora Ann Wallace, Esq.
                  Telecopy No.: 212-821-8111

                  The 1818 Fund II, L.P.
                  63 Wall Street
                  New York, NY  10005
                  Attn:  Walter W. Grist
                  Telecopy No.  212-493-8429

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY  10019-6064
                  Attn:  Peter J. Rothenberg, Esq.
                  Telecopy No.  212-373-2004

or to such other representative or at such other address of a Party as such Party may furnish to the other Party in writing.

         11.2 Schedules.

         The  Schedules  and  all  documents   expressly  referred  to  in  this
Agreement, are incorporated into this Agreement and are made a part of this Agreement as if set out in full.

         11.3 Computation of Time.

         Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in Boston, Massachusetts are closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

         11.4 Assignment: Successors in Interest.

         No assignment or transfer by HRPT, Merger Sub GPI or GPH, of its rights and obligations under this Agreement prior to the Closing shall be made except with the prior written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns, and any reference to a Party shall also be a reference to a permitted successor or assign.

         11.5 No Third-Party Beneficiaries.

         With the exception of the Parties, there shall exist no right of any person, including, without limitation, the stockholders and creditors of GPI, to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         11.6 Investigations; Non-Survival of Representations and Warranties.

         The respective representations and warranties of GPI and HRPT contained in this Agreement or in any Schedule, certificate, or other document delivered by any Party prior to Closing shall not be deemed waived or otherwise affected by any investigation made by a Party. Except for obligations of GPI under the Indemnification Agreement and of HRPT pursuant to the Registration Rights
Agreement, the respective representations and warranties, covenants and agreements (except for those covenants and agreements contained in Sections 6.4, 6.5, 6.11, 6.12, 6.16, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.10 and 9) of HRPT and GPI
contained in this Agreement shall expire with and be terminated by the Merger.

         11.7 Number; Gender.

         Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         11.8 Captions.

         The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement and all references to Exhibits and Schedules are references to Exhibits and Schedules to this Agreement.

         11.9 Amendments.

         To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by all of the Parties upon the approval of the Boards of Directors of each of the Parties.

         11.10 Controlling Law: Integration: Waiver.

         The Merger shall be governed by Maryland Law and otherwise, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement (including, without limitation, the Term Sheet dated January 7, 1997, between GPI and HRPT and the Confidentiality Agreement dated May 17, 1996, between GPI and HRPT) and constitutes the entire agreement among the Parties to this Agreement.

The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

         11.11 Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         11.12 Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.

         11.13 HRPT Limitation of Liability.

         The Declaration of Trust of HRPT, a copy of which has been duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Health and Retirement Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HRPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HRPT. All persons dealing with HRPT in any way shall look only to the assets of HRPT, respectively, for the payment of any sum or the performance of any obligation.

         11.14 Diligence.

         HRPT acknowledges that it has received surveys (other than with respect to the Premises located in Richland, Washington) and title insurance commitments and/or policies with respect to all of the Premises.

         EXECUTED under seal as of the date first above written.

                               HEALTH AND RETIREMENT PROPERTIES TRUST



                               By: /s/ David J. Hegarty
                                   David J. Hegarty


                               GOVERNMENT PROPERTY INVESTORS, INC.



                               By: /s/ Mark M. Levin
                                   Mark M. Levin
                                   Chief Executive Officer

                                TABLE OF CONTENTS

SECTION 1   DEFINITIONS......................................................1

SECTION 2   TRANSACTIONS AND TERMS OF MERGER.................................9
            2.1      Merger..................................................9
            2.2      Declaration of Trust of the Survivor....................9
            2.3      Bylaws of the Surviving Corporation....................10
            2.4      Directors and Officers of the Survivor.................10
            2.5      Manner of Converting Shares............................10
            2.6      Investment and Registration Rights Agreement...........11

SECTION 3   CLOSING, EFFECTIVE TIME AND DELIVERY OF CONSIDERATION...........11
            3.1      The Closing............................................11
            3.2      Effective Time.........................................11
            3.3      Issuance of HRPT Merger Shares.........................11

SECTION 4   REPRESENTATIONS AND WARRANTIES OF GPI...........................12
            4.1      Organization, etc......................................12
            4.2      Authorization; Execution; Binding Effect...............12
            4.3      Capitalization.........................................13
            4.4      Share Holdings.........................................13
            4.5      No Conflicting Agreements or Charter Provisions........13
            4.6      Litigation.............................................14
            4.7      Names..................................................14
            4.8      Financial Statements...................................14
            4.9      No Undisclosed Liabilities.............................14
            4.10     Default................................................15
            4.11     Compliance with Law....................................15
            4.12     No Adverse Changes; Acquisitions, Disposition and
                     Commitments............................................16
            4.13     Patents, etc...........................................17
            4.14     Certain Transactions...................................17
            4.15     Pension and Benefit Plans..............................18
            4.16     Tax Matters............................................19
            4.17     Contracts..............................................21
            4.18     Insurance..............................................22
            4.19     Bank Accounts..........................................22
            4.20     Accounts...............................................22
            4.21     Labor Matters..........................................23
            4.22     Title to Properties....................................23
            4.23     Proprietary Information................................25
            4.24     Environmental Matters..................................25
            4.25     Utilities, Etc.........................................27
            4.26     Substantial Completion.................................27
            4.27     GPH....................................................27
            4.28     Fees...................................................28

SECTION 5    REPRESENTATIONS AND WARRANTIES OF HRPT.........................28
             5.1      Organization, etc.....................................28
             5.2      Authorization: Execution: Binding Effect..............28
             5.3      Capitalization........................................28
             5.4      No Conflicting Agreements or Trust/Charter Provisions.29
             5.5      Litigation............................................29
             5.6      No Undisclosed Liabilities............................29
             5.7      Default...............................................30
             5.8      Compliance with Law...................................30
             5.9      Securities Filings....................................30
             5.10     Merger Shares.........................................31
             5.11     Tax Matters...........................................31

SECTION 6    CERTAIN COVENANTS AND AGREEMENTS...............................32
             6.1      Conduct of Business by GPI............................32
             6.2      Inspection of and Access to Information...............34
             6.3      No Solicitation.......................................34
             6.4      Best Efforts: Further Assurances: Cooperation.........34
             6.5      Expenses..............................................35
             6.6      Public Announcements..................................36
             6.7      Interim Financial Statements..........................36
             6.8      Supplements to Schedules..............................36
             6.9      Contribution to GPH...................................36
             6.10     Reorganization........................................36
             6.11     Change of Name........................................37
             6.12     REIT Status...........................................37
             6.13     Substitute Guarantor..................................37
             6.14     Names.................................................37
             6.15     GPI Shareholders......................................37

SECTION 7    CONDITIONS.....................................................38
             7.1      Conditions to Each Party's Obligations................38
             7.2      Conditions to Obligations of GPI......................38
             7.3      Conditions to Obligations of HRPT.....................40

SECTION 8    OTHER AGREEMENTS...............................................43
             8.1      Deposit...............................................43
             8.2      Houston Premises......................................43
             8.3      Development Properties................................44
             8.4      Contract Properties...................................47
             8.6      Tax Returns...........................................49
             8.7      Employee Matters......................................50
             8.8      Liquidation and Dissolution...........................50
             8.9      Stock Purchase........................................50
             8.10     Service Contract Adjustment...........................50

SECTION 9    SECOND CLOSING AND DELIVERY OF CONSIDERATION...................50

             9.1      Second Closing........................................50
             9.2      Issuance of Second Closing Shares.....................50

SECTION 10   TERMINATION AND EXTENSION......................................51
             10.1     Termination...........................................51
             10.2     Extension.............................................52

SECTION 11   MISCELLANEOUS PROVISIONS.......................................52
             11.1     Notices...............................................53
             11.2     Schedules.............................................54
             11.3     Computation of Time...................................54
             11.4     Assignment: Successors in Interest....................54
             11.5     No Third-Party Beneficiaries..........................54
             11.6     Investigations; Non-Survival of Representations
                         and Warranties.....................................55
             11.7     Number; Gender........................................55
             11.8     Captions..............................................55
             11.9     Amendments............................................55
             11.10    Controlling Law: Integration: Waiver..................55
             11.11    Severability..........................................56
             11.12    Counterparts..........................................56
             11.13    HRPT Limitation of Liability..........................56
             11.14    Diligence.............................................56

SIGNATURE PAGE..............................................................57

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Escrow Agreement") is made as of February __, 1997 by and among Health and Retirement Properties Trust ("HRPT"), Government Property Investors, Inc.
("GPI"), and ____________________  (the "Escrow Agent").

                                 R E C I T A L:

         HRPT and GPI have entered into a Merger Agreement (the "Merger Agreement"), an executed copy of which has been provided to the Escrow Agent, pursuant to which Government Property Holdings Trust ("GPH") will be merged with and into HUB Acquisition Trust ("Merger Sub") on the terms and conditions set forth in the Merger Agreement.

         Pursuant to the Merger Agreement, HRPT has agreed to deposit $5,000,000 into escrow upon execution of this Escrow Agreement subject to the terms and conditions set forth in the Merger Agreement and in this Escrow Agreement.

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Defined Terms. Terms not otherwise defined herein shall have the respective meanings prescribed therefor in the Merger Agreement. The following terms are defined in this Escrow Agreement:

         "Bank" is _______________.

         "Escrow Fund" is defined in Section 3 of this Escrow Agreement.

         Section 2. Appointment of Escrow Agent. HRPT and GPI hereby appoint the Escrow Agent as the escrow agent to hold the Escrow Fund in accordance with the terms and conditions of this Escrow Agreement.

         Section 3. Delivery and Receipt of Funds. Simultaneously with the execution of this Escrow Agreement, HRPT shall deliver to the Escrow Agent the sum of $5,000,000 in immediately available funds by wire transfer. The Escrow Agent shall open an escrow account in the name of HRPT and shall deposit into such account such immediately available funds. The amount so deposited, including accrued interest thereon, is referred to as the "Escrow Fund." Receipt of the Escrow Fund from HRPT is hereby acknowledged by the Escrow Agent.

         Section 4. Investment of Escrow Fund. Until distributed and released in accordance with the terms and conditions of this Escrow Agreement, the Escrow Agent shall invest the Escrow Fund in a so-called "money market" deposit fund with the Bank or in such other liquid, investment grade securities as may be specified in writing by HRPT. The Escrow Fund may be invested in the name of Escrow Agent and may be commingled with other funds.

         Section 5. Release of Escrow Fund. The Escrow Agent shall distribute and release the Escrow Fund ten days after receipt of notice (a) from HRPT that either there has been compliance with the conditions set forth in Section 7.2 of the Merger Agreement or that the Merger Agreement has been terminated pursuant to Section 10.1(a), (b), (c) or (e) thereof and that any applicable grace period has expired or (b) from GPI that GPI has terminated the Merger Agreement pursuant to Section 10.1(d)(ii) thereof and that any applicable grace period has expired. Such notice shall contain a certification by the party delivering the notice certifying that such distribution and release is being requested pursuant to clause (a) or clause (b) of the preceding sentence, as applicable, and that a copy of such notice has been concurrently sent to HRPT (in the case of a notice by GPI) or to GPI (in the case of a notice by HRPT) and shall specify the name and address of the party to whom such Escrow Fund shall be delivered and wire transfer information. Within ten days after receipt of such notice, provided that the Escrow Agent shall not have received a contrary instruction from the other party, the Escrow Agent shall deliver the Escrow Fund to the party so specified. If the Escrow Agent has received such a contrary instruction, it shall release the Escrow Fund only pursuant to a joint direction in writing of HRPT and GPI or pursuant to the decision of an arbitrator pursuant to the arbitration proceedings set forth in Section 13 of this Agreement. Upon distribution and release of the Escrow Fund, this Escrow Agreement shall be deemed terminated and the Escrow Agent shall be released and discharged from all further obligations hereunder.

         Section 6. Duties of Escrow Agent. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which HRPT and GPI hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow
Agent:

                  (a) The Escrow Agent acts hereunder as a depositary only, and is not responsible or liable in any manner whatever for any investment made pursuant to the provisions of Section 4 or any failure, refusal or inability of the Bank to release or make payment pursuant to the Escrow Agent's direction of said Escrow Fund, including by reason of insolvency or bankruptcy of the Bank.

                  (b) The Escrow Agent shall not be liable for acting upon any written notice, request, waiver, consent, receipt or other instrument or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

                  (c) It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that it shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done, except for its own willful misconduct, breach of fiduciary duty, bad faith or gross negligence or that of its officers, directors, employees and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper and incorrect, provided, only, that the Escrow Agent and its officers, directors, employees and agents shall not have been guilty of willful misconduct, breach of fiduciary duty, bad faith or gross negligence in making such determination.

                  (d) The Escrow Agent may consult with, and obtain advice from, legal counsel including its own officers, employees and partners in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

                  (e) In the event of any disagreement or lack of agreement between HRPT and GPI of which the Escrow Agent has knowledge, resulting or which might result in adverse claims or demands with respect to the Escrow Fund, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any claims or demands on it with respect thereto until such matter shall be resolved, and in so refusing, the Escrow Agent may elect to make no delivery or other disposition of the Escrow Fund, and in so doing the Escrow Agent shall not be or become liable in any way to either HRPT or GPI for its failure or refusal to comply with such claims or demands, and it shall be entitled to continue so to refrain from acting, and so to refuse to act, until all such claims or demands (i) shall have been finally determined by a court of competent jurisdiction, or (ii) shall have been resolved by the agreement of HRPT and GPI and the Escrow Agent shall have been notified thereof in writing.

                  (f) The Escrow  Agent may  resign at any time upon  giving ten
(10) days' notice to HRPT and GPI and may appoint a successor escrow agent hereunder so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement and shall be acceptable to HRPT and GPI. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor escrow agent agrees to be bound by the terms of this Escrow Agreement.

         Section 7. No Representations by Escrow Agent. The Escrow Agent makes no representation as to the validity, value, genuineness, negotiability or collectibility of any security or other document or instrument held by or delivered to or by it.

         Section 8. Obligations of Escrow Agent. The Escrow Agent shall be under no obligation to institute or defend any actions, suits or legal proceedings in connection herewith or take any other action likely to involve it in expense unless first indemnified to its reasonable satisfaction.

         Section 9. Expenses. The reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and disbursements) incurred by the Escrow Agent in the performance of its duties hereunder shall be reimbursed one-half by GPI and one-half by HRPT. Such reimbursement for out-of-pocket expenses shall be made by cash payment to the Escrow Agent from time to time upon its written request. The Escrow Agent shall have no right or lien with respect to the Escrow Fund for payment of such expenses. Except as otherwise herein or in the Merger Agreement provided, each party shall pay its own expenses incident to the performance or enforcement of this Escrow Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Escrow Agreement.

         [Section 10. Escrow Agent Status. _____ hereby acknowledges that the Escrow Agent is counsel to _____ and agrees that it will not seek to disqualify the Escrow Agent from acting and continuing to act as counsel to _____ in the event of a dispute hereunder or in the course of the defense or prosecution of any claim relating to the transactions contemplated hereby or by the Merger Agreement; provided, however, that in the event of a dispute, the Escrow Agent shall (a) immediately seek to appoint a successor escrow agent, which shall be acceptable to HRPT and GPI, having no business relationships with HRPT or GPI and (b) immediately resign upon acceptance of such appointment and agreement to be bound by the terms of this Escrow Agreement by such successor escrow agent.]

         Section 11. Assignment; Successors and Assigns. This Escrow Agreement shall not be assignable by either party without the prior written consent of the other.

         Nothing in this Escrow Agreement expressed or implied is intended to or shall be construed to confer upon or create in any Person (other than the parties hereto and their permitted successors and assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Escrow Agreement.

         Section 12. Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that the other party's remedy at law for any breach of the provisions of this Escrow Agreement would be inadequate and agrees that for breach of such provisions, such party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Escrow Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting either party from pursuing any other remedies available to it for such breach or threatened breach, including without limitation the recovery of damages.

         Section 13. Arbitration. The Parties agree that any and all disputes or disagreements arising out of or relating to this Escrow Agreement, other than actions or claims for injunctive or other equitable relief or claims raised in actions or proceedings brought by third parties, shall be resolved through negotiations or, if the dispute is not so resolved, through mediation and if necessary binding arbitration conducted by ____________________, whose decision shall be binding on all parties and not appealable. Any such mediation and/or arbitration shall be conducted in _______________ pursuant to the procedures set forth in Exhibit ___ attached hereto and made a part hereof and the arbitration rules and procedures of ____________________.

         Section 14. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

         Section 15. Waivers; Amendments. Anything in this Escrow Agreement to the contrary notwithstanding, amendments to and modifications of this Escrow Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof.

         Section 16. Notices. All notices and other communications which by any provision of this Escrow Agreement are required or permitted to be given shall be given in writing and shall be (a) sent by nationally recognized overnight courier service, (b) sent by telecopy confirmed by sending (by nationally recognized overnight courier service) written confirmation at substantially the same time, or (c) personally delivered to the receiving party. All such notices and communications shall be mailed, sent or delivered as follows:

         If to HRPT, at:

                  Health and Retirement Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02158
                  Attention: David J. Hegarty, President
                  Facsimile:  617-332-2261

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attention:  Alexander A. Notopoulos, Jr.
                  Facsimile:  617-338-2880

         If to GPI, at:

                  Government Property Investors, Inc.
                  1775 Pennsylvania Avenue, N.W., Suite 1000
                  Washington, D.C.  20006
                  Attention:  Mark Levin
                  Facsimile: 202-296-8335
         with a copy to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  New York, New York 10022
                  Attention:  Nora Ann Wallace
                  Facsimile: 212-821-8111


or to such other person(s) or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         Section 17. Severability. If any provision of this Escrow Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in ques tion invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Escrow Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         Section 18. Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto. In pleading or proving any provision of this Escrow Agreement, it shall not be necessary to produce more than one of such counterparts.

         Section 19. Section Headings. The headings contained in this Escrow Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

         Section 20. Governing Law. The validity, interpretation, construction and performance of this Escrow Agreement shall be governed by, and construed in accordance with, the applicable laws of the Commonwealth of Massachusetts applicable to contracts made and performed therein and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                             HEALTH AND RETIREMENT PROPERTIES TRUST


                             By:_______________________


                             GOVERNMENT PROPERTY INVESTORS, INC.


                             By:________________________

                             -----------------------,
                             as Escrow Agent


                             By:________________________

                                                                SCHEDULE 2.6

                  INVESTMENT AND REGISTRATION RIGHTS AGREEMENT


         THIS INVESTMENT AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered ____________, 1997, among Health and Retirement Properties Trust, a Maryland real estate investment trust ("HRPT"), and Government Property Investors, Inc., a Delaware corporation (including its successors and assignees, the "Holder").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, HRPT has issued to the Holder _____ shares of the beneficial interest $.01 par value per share of HRPT ("Initial Shares") and from time to time will issue additional shares ("Additional Shares" and together with the Initial Shares and any other securities which are hereafter issued with respect thereto by way of exchange, reclassification, dividend or distribution, whether or not such securities have been sold to the public, the "Securities") pursuant to a Merger Agreement, dated February 17, 1997 (the "Merger Agreement"), among HRPT and the Holder.


         B. The Securities have been issued to the Holder without registration under the Securities Act of 1933, as amended (the "Securities Act"), and HRPT and the Holder desire to provide for compliance with the Securities Act and for the registration of the Securities upon the terms and conditions set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. Certain Other Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given therefor in the Merger Agreement. The capitalized terms set forth below shall have the following meanings:

              1.1 "Commission": the United States Securities and Exchange Commission and any successor federal agency having similar powers.

              1.2 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

              1.3 "Registrable Securities": Securities that have not been sold pursuant to a registration statement or under Rule 144 under the Securities Act.

              1.4 "Registration Expenses": all expenses incurred by HRPT in complying with Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for HRPT, blue sky fees and expenses, and accountants' expenses including, without limitation, any special audits or comfort letters incident to or required by any such registration, transfer taxes, fees of transfer agents and registrars, costs of insurance, but excluding any fees and disbursements of underwriters, underwriting discounts and commissions and expenses of Holder and, in the case of an underwriter offering pursuant to Section 5.2(j) any filing fees.

         2. Representations and Warranties of HRPT. The representations and warranties of HRPT contained in Section 5 of the Merger Agreement are incorporated by reference into this Agreement. The Holder is entitled to rely on such representations and warranties as if they were set forth in this Agreement. The Holder agrees that it shall not bring any action based on a breach of any such representation and warranty against HRPT, any Subsidiary, any affiliate or any officer, director, employee or agent of any of them with respect to any claim made after the first anniversary of the date of this Agreement.

         3. Representations and Warranties of Holder. GPI hereby represents, acknowledges, covenants and agrees as follows: (i) the Securities are being acquired for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act or any state securities law; (ii) the Securities have not been registered under the Securities Act or any state securities law; (iii) it is an "accredited investor" within the meaning of Rule 501 promulgated by the Commission pursuant to the Securities Act; and (iv) it will not sell or otherwise transfer any of the Securities except upon the terms and conditions specified herein and it will cause any subsequent Holder of the Securities to agree to take and hold the Securities subject to the terms and conditions of this Agreement, provided that any Holder may sell the Securities in one or more private transactions not requiring registration under the Securities Act or any state securities law.

         4.  Restrictions on Transfer.

              4.1 Legend. Each certificate representing the Securities issued to the Holder or to a subsequent Holder pursuant to Section 4.2 shall include a legend in substantially the following form, provided that such legend shall not be required if such transfer is being made in connection with a sale that is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in Section 4.3 is to the further effect that neither such legend nor the restrictions on transfer in this Section 4 are required in order to ensure compliance with the Securities Act:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE INVESTMENT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF __________, 1997, BETWEEN THE ISSUER AND THE OTHER ENTITIES NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

              4.2 Notice of Transfer. Prior to any proposed assignment, transfer or sale of any Securities (other than pursuant to a Registration Statement or pursuant to Rule 144(k)), the Holder of such Securities shall give written notice to HRPT of Holder's intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale. Holder shall also furnish to HRPT an agreement by the transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement and a written opinion of Holder's counsel, in form reasonably satisfactory to HRPT, to the effect that the proposed transfer may be effected without registration under the Securities Act.

              4.3 Termination of Restrictions. The restrictions set forth in this Section 4 shall terminate and cease to be effective with respect to any of the Securities (i) upon the sale of any such Securities which has been registered under the Securities Act, (ii) upon receipt by HRPT of an opinion of counsel, in form reasonably satisfactory to HRPT, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the sale of the Securities or (iii) upon the expiration of the three-year period referred to in Rule 144(k) promulgated pursuant to the Securities Act (or such other period set forth in Rule 144(k) as it may be amended from time to time). Whenever such restrictions shall so terminate, the Holder shall be entitled to receive from HRPT, without expense (other than transfer taxes, if any, if the Holder requests that certificates be issued in another name), certificates for such Securities not bearing the legend set forth in Section 4.1.

         5. Registration under Securities Act  etc.

              5.1 Shelf-Registration.

                  (a) General. HRPT shall prepare and file with the Commission on or prior to 30 days after the date hereof, a registration statement on an appropriate form under the Act relating to the offer and sale of the Initial Shares (and with respect to the Additional Shares, as soon after their issuance as is reasonably practicable, HRPT shall prepare and file appropriate amendments relating to such shares) by the Holder in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (hereafter, a "Shelf Registration Statement") and shall use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as reasonably practicable thereafter.

                  (b) Effective Period. HRPT agrees to use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included in the Shelf Registration Statement to be usable by the Holders for a period of three years from the Closing Date or such shorter period that shall terminate when all the Securities covered by the Shelf Registration Statement have been sold; provided that HRPT shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of the Securities covered by the Shelf Registration Statement not being able to offer and sell such Securities during that period, unless such action is required by applicable law, and provided, further, that the foregoing shall not apply to actions taken by HRPT in good faith and for valid business reasons (not including avoidance of HRPT's obligations pursuant to this Agreement), including, without limitation, the acquisition or divestiture of a material portion of its assets, the offering of Securities pursuant to the registration rights granted to others or the offering of Securities by HRPT for its own account, so long as HRPT promptly complies with the requirements of Section 5.2(f), if applicable. Any such period during which HRPT fails to keep the Shelf Registration Statement effective and usable for offers and sales of Securities is hereafter referred to as a "Suspension Period". A Suspension Period shall commence on and include the date on which HRPT provides notice that the Shelf Registration Statement is no longer effective that the prospectus included in the Shelf Registration Statement is no longer usable for offers and sales of Securities or that HRPT is required to suspend the sale of Securities because of the occurrence of an underwritten offering in connection with the demand registrations or primary registrations referred to above and shall end on the date when each seller of Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 5.2(f) or is advised in writing by HRPT that use of the prospectus may be resumed; provided no one Suspension Period shall continue for more than 75 days. If one or more Suspension Periods occur, the time period referenced above shall be extended by a period which is not less than the aggregate number of days included in all Suspension Periods.

                  (c) Block-out Period. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so requested by HRPT, not to effect any sale of Securities pursuant to the Shelf Registration Statement for any period (but not more than 75 days) reasonably deemed necessary by HRPT or its managing underwriter in connection with the offering of HRPT equity pursuant to an underwritten offering pursuant to demand registration rights granted to another entity pursuant to Section 11 or the offering of any debt or equity securities by HRPT for its own account (a "Block-out Period").

                  (d) Anything in this Agreement to the contrary notwithstanding, in any period of 12 consecutive months, the aggregate time during which Holder would be prohibited from selling Securities pursuant to the Shelf Registration Statement during any Suspension Periods and Block- out Periods shall not exceed 150 days.

              5.2 Registration Procedures. HRPT shall:

                  (a) cause any registration statement filed pursuant to Section
         5.1 and the related prospectus and any amendment or supplement, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (b) prepare and file with the Commission  such  amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration  statement  until  the  earlier  of such  time as all such
         Registrable   Securities  and  securities  have  been  disposed  of  in
         accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or for a period of three years from the Closing Date; and will furnish, upon request, to each such seller and each Holder a copy of any amendment or supplement to such registration statement or prospectus prior to filing it and shall not file any such amendment or supplement to which any such seller or Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (c) furnish to each seller of such Registrable Securities and each Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller or Holder may reasonably request;

                  (d)  use  its  best   efforts  to   register  or  qualify  all
         Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of the states of the United States as each seller or Holder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that HRPT shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 5.2(d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) upon request, furnish to each seller of Registrable Securities and each Holder a signed counterpart, addressed to such seller and such Holder, of (i) an opinion of counsel for HRPT, dated the effective date of such registration statement, and (ii) a "comfort letter", signed by the independent public accountants who have certified HRPT's financial statements included in such registration statement, dated the effective date of such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included in such registration statement) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities;

                  (f) immediately notify each seller of Registrable Securities covered by such registration statement and each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller or Holder, as soon as practicable prepare and furnish to such seller and each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each Holder of Registrable Securities registered pursuant to such registration statement agrees that he will not sell any Registrable Securities pursuant to such registration statement during the time that HRPT is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section ll(a) of the Securities Act;

                  (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (i) cause all Registrable Securities included in a registration statement to be listed on each securities exchange on which similar securities issued by HRPT are then listed and, if not so listed, but similar securities are then listed on the NASD automated quotation system, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities as a NASDAQ national market system security within the meaning of Rule 11Aa2-1 of the SEC or failing that, at such time as HRPT becomes eligible for such authorization, to secure NASDAQ authorization for such Registrable Securities if available and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD; and

                  (j) enter into customary  agreements  (including  underwriting
         agreements  in  customary   form  but  subject  to  the  allocation  of
         Registration Expenses provided for in Section

         1.4) and take all such other actions reasonably requested by any Holder of Registrable Securities in order to expedite or facilitate the disposition of such Registrable Securities.

Each seller of Registrable Securities as to which any registration is being effected shall furnish to HRPT such information regarding such seller and the distribution of such securities as shall be required by law or by the Commission in connection therewith.

              5.3 Indemnification.

                  (a) Indemnification by HRPT. HRPT shall indemnify and hold harmless the seller of any Registrable Securities covered by any registration statement filed pursuant to Section 5.1, its directors, partners, trustees and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or Holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or related actions or proceedings) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or any document incorporated by reference in such registration statement, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and HRPT will reimburse such seller, Holder and each such director, trustee, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that HRPT shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to HRPT through an instrument duly executed by such seller or such Holder or any such director, trustee, officer, participating person or controlling person specifically stating that it is for use in the preparation of such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or such Holder or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. HRPT shall agree to make provision for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

                  (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement filed pursuant to Section 5.1, each prospective seller of such securities hereby undertakes severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.3(a)) HRPT, each director of HRPT, each officer of HRPT who shall sign such registration statement and each other person, if any, who controls HRPT within the meaning of the Securities Act, with respect to any untrue statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included in such registration statement, or any amendment or supplement to such registration statement, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to HRPT through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of HRPT or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                  (c)  Notice of  Claims.  etc.  Promptly  after  receipt  by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.3(a) and (b), such indemnified party will, if a claim is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations under Sections 5.3(a) or (b), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment (i) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, or (ii) the indemnified party has available to it reasonable defenses which are different from or additional to those available to the indemnifying party, the indemnifying party shall be entitled to participate in and to assume the defense of such action, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such action other than reasonable costs of investigation. Notwithstanding the foregoing, in any such action, any indemnified party shall have the right to retain its own counsel but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party, or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified parties, unless in any indemnified party's reasonable judgment (i) a conflict of interest between such indemnified party and any other indemnified party may exist in respect of such claims, or (ii) the indemnified party has available to it reasonable defenses which are different from or additional to those available to another indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Other Indemnification. Indemnification similar to that specified in the Sections 5.3(a) and 5.3(b) (with appropriate modifications) shall be given by HRPT and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                  (e) Contribution.  If the indemnification provided for in this
         Section  5.3  is  unavailable  or  insufficient  to  hold  harmless  an indemnified party in respect of any losses, claims, damages, liabilities or expenses described as indemnifiable pursuant to Section 5.3(a) or 5.3(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses in such proportion as appropriate to reflect the relative fault of HRPT, on the one hand, or such seller of Registrable Securities, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any untrue statement or omission giving rise to such indemnification obligation. HRPT and the Holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this
         Section 5.3(e) were determined by pro rata allocation (even if the Holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this
         Section 5.3(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (f) Indemnification Payments. Periodic payments of amounts required to be paid pursuant to this Section 5.3 shall be made during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (g) Limitation on Seller's Payments. Notwithstanding any provision of this Agreement to the contrary, the liability of any seller of Registrable Securities under this Section 5.3 shall in no event exceed the proceeds received by such seller from the sale of Registrable Securities covered by the registration statement giving rise to such liability.

              5.4 Registration Expenses. HRPT shall bear all Registration Expenses incurred in connection with the performance of its obligations under
Section 5.1 of this Agreement.

         6. Rule 144. HRPT shall comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder of Registrable Securities to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation). Upon the request of any Holder of Registrable Securities, HRPT will deliver to such Holder a written statement as to whether it has complied with such requirements.

         7. Amendments and Waivers. This Agreement may be amended and HRPT may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if HRPT shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of 51% or more of Registrable Securities (and, in the case of any amendment, action or omission to act which adversely affects any specific Holder of Registrable Securities or a specific group of Holders of Registrable Securities, the written consent of each such Holder or Holders of 51% or more of the Registrable Securities held by such group). Each Holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 7, whether or not such Registrable Securities shall have been marked to indicate such consent.

         8. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, HRPT may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         9. Successors in Interest. The parties anticipate the liquidation of Holder immediately following the Effective Date. Contemporaneously therewith, the former stockholders of Holder shall, by instrument reasonably acceptable to HRPT, become parties to this Agreement.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties to this Agreement, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any Holder or Holders of Registrable Securities.

         11. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

                  (a) if to any Holder of Registrable Securities, at the address shown on the stock transfer books of HRPT unless such Holder has advised HRPT in writing of a different address as to which notices shall be sent under this Agreement, and

                  (b) if to HRPT, at 400 Centre Street, Newton, Massachusetts 02158, Attn: David J. Hegarty, President, Telecopy No.: (617) 332-2281, with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attn: Alexander A. Notopoulos, Jr., Telecopy No: (617) 338-2880,

or to such other representative or at such other address of a Party as such Party hereto may furnish to the other Parties in writing. If notice is given pursuant to this Section 10 of any assignment to a permitted successor or assign of a Party hereto, the notice shall be given as set forth above to such successor or assign of such Party.

         12. Miscellaneous. HRPT shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to Holders of Registrable Securities in this Agreement; provided, however, that HRPT shall be permitted to enter into registration rights agreements with respect to Securities issued in connection with acquisitions consummated after the date of this Agreement. This Agreement embodies the entire agreement and understanding between HRPT and the other parties to this Agreement relating to the subject-matter of this Agreement. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Delaware. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         13. HRPT Limitation of Liability. The Declaration of Trust of HRPT, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Health and Retirement Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HRPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HRPT. All persons dealing with HRPT in any way shall look only to the assets of HRPT for the payment of any sum or the performance of any obligation.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                     HEALTH AND RETIREMENT PROPERTIES
                                          TRUST



                                     By:______________________________________


                                     GOVERNMENT PROPERTY INVESTORS, INC.



                                     By:_______________________________________

                                                        Schedule 7.2(d)



                                VOTING AGREEMENT


         This Agreement is entered into this _____ day of _________, 1997, by and among Health and Retirement Properties Trust, a Maryland real estate investment trust ("HRPT"), Rosecliff Realty, L.P. ("Rosecliff") and The 1818 Fund II, L.P. ("1818" and, collectively with Rosecliff, the "Principal Shareholders").


                                 R E C I T A L:

         Pursuant to that certain Agreement of Merger, dated as of February 17, 1997 (the "Merger Agreement"), between HRPT and Government Property Investors, Inc., a Delaware corporation ("GPI"), Government Property Holdings Trust, a Maryland real estate investment trust ("GPH"), has of the date hereof merged with and into HUB Acquisition Trust, a Maryland real estate investment trust (the "Company"), and the subsidiaries of GPH have thereby become subsidiaries of the Company (the "Acquisition").

         Upon the consummation of the Acquisition, GPI will receive shares of beneficial interest, par value $.01 per share, of HRPT (the "HRPT Common Shares"), as consideration for shares of the capital stock of GPH held by GPI immediately prior to the consummation of the Acquisition, and GPI will thereafter liquidate and dissolve and as a result the former stockholders of GPI, including the Principal Shareholders, will become shareholders of HRPT.

         To induce HRPT to consummate the Acquisition, the Principal Shareholders are willing to agree to the restrictions set forth herein with respect to the transfer and voting of the HRPT Common Shares issued to the Principal Shareholders pursuant to the Merger Agreement and the liquidation of GPI.

         NOW, THEREFORE, HRPT and the Principal Shareholders hereby agree as follows:

         1. Definitions. The capitalized terms set forth below (in their singular and plural forms as applicable) shall have the meanings set forth below. Other capitalized terms used but not defined herein shall have the meanings specified in the Merger Agreement.

              (a) "Affiliate": with respect to a specified Person, another Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person or is a director, trustee, executive officer or general partner of the specified Person.

              (b) "Change in Management": (i) a termination of the Advisory Agreement, dated November 20, 1986, as in effect as of the date hereof, between HRPT and HRPT Advisors, Inc. and as amended from time to time hereafter and (ii) a Change of Control of HRPT Advisors, Inc.

              (c) "Change of Control": with respect to a specified Person, if any other Person becomes the beneficial owner of more than fifty percent (50%) of the voting equity of the specified Person and within 6 months thereafter, individuals other than individuals who at the beginning of such period constituted the entire Board of Directors or Trustees become a majority of the Directors or Trustees; provided, in the case of HRPT Advisors, Inc., a change in ownership following the death or legal incapacity of a shareholder as a result of such shareholder's interest being held by his estate or legal representative, shall not constitute a Change of Control.

              (d)  "Person":   an   individual,   partnership,   joint  venture,
corporation, limited liability company, trust or any other form of business organization.

              (e) "Transfer": to transfer, sell, assign, pledge, hypothecate, give, grant or create a security interest in or lien on, place in trust (voting or otherwise), assign an interest in or in any other way encumber or dispose of, directly or indirectly, and whether or not by operation of law or for value, any of the HRPT Common Shares.

         2. Restrictions on Transactions in HRPT Common Shares. Until the occurrence of a Change in Management, unless otherwise approved by the Board of Trustees of HRPT, each Principal Shareholder agrees that it will not (i) Transfer any HRPT Common Shares now or hereafter held by it to any Person who, to such Principal Shareholder's knowledge, holds directly, or is an Affiliate of a Person who holds directly, 5% or more of the aggregate HRPT Common Shares at the time outstanding or (ii) make directly or indirectly or participate in an unsolicited offer to purchase any HRPT Common Shares.

         3. Voting. Until the occurrence of a Change in Management, unless otherwise approved by the Board of Trustees of HRPT, each Principal Shareholder agrees that it will not (i) vote (or direct to be voted) any HRPT Common Shares or any other shares of equity interest of HRPT as to which it has direct or indirect voting power or control in favor of any transaction that could result in a Change of Control of HRPT or (ii) present any shareholder proposal dealing with a Change of Control of HRPT.

         4. Legend. Each certificate representing HRPT Common Shares subject to this Agreement shall have endorsed, stamped or written thereon a legend which shall read substantially as follows:

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN AGREEMENT

                  BETWEEN THE ISSUER AND CERTAIN SHAREHOLDERS OF
                  THE ISSUER, A COPY OF WHICH WILL BE FURNISHED
                  WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

         5. Termination. This Agreement shall terminate with respect to either Principal Shareholder when such Principal Shareholder, together with its Affiliates, owns less than twenty-five percent (25%) of the aggregate HRPT Common Shares issued pursuant to the Merger Agreement.

         6. Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (i) sent by nationally recognized overnight courier, (ii) sent by telecopy, confirmed by sending a copy by nationally recognized overnight courier at substantially the same time as such telecopy, or (iii) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows or to such other person(s), facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party:

                           A.       If to Rosecliff:

                                    Rosecliff Realty, L.P.
                                    712 Fifth Avenue, 34th Floor
                                    New York, New York 10019
                                    Attn: Peter T. Joseph


                           B.       If to 1818:

                                    c/o Brown Brothers Harriman & Co.
                                    59 Wall Street
                                    New York, NY 10005
                                    Attn: Walter W. Grist

                           C.       If to HRPT:

                                    Health and Retirement Properties Trust
                                    400 Centre Street
                                    Newton, Massachusetts 02158

or to such other address as a party hereto shall specify in writing given in accordance with this section.

         7. Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

         8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by any party without the prior written consent of the other parties hereto.

         9. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

         10. Governing Law. This Agreement shall be construed under and governed by the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in Massachusetts, without giving effect to the provisions thereof relating to conflict of laws.

         11. Specific Performance. Each Principal Shareholder recognizes and agrees that HRPT's remedy at law for breach of Sections 2 and 3 of this Agreement would be inadequate, and further agrees that, for breach of such provisions, each aggrieved party shall be entitled to injunctive relief and to enforce its rights by an action for specific performance.

         12. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed and delivered, or caused to be executed and delivered by their officers hereunto duly authorized, this Agreement as of the date first set forth above.

                                    HEALTH AND RETIREMENT PROPERTIES TRUST



                                    By:
                                        Name:
                                        Title:


ROSECLIFF REALTY, L.P.



By:
      Name:
      Title:


THE 1818 FUND II, L.P.

By:      Brown Brothers Harriman & Co.,
         a general partner



         By:
              Name:
              Title:

                                                               SCHEDULE 7.2(d)




                          INFORMATION ACCESS AGREEMENT


         This Agreement is entered into this ___ day of ________, 1997, by and among Health and Retirement Properties Trust, a Maryland real estate investment trust ("HRPT"), and Rosecliff Realty, L.P. ("Rosecliff") and The 1818 Fund II, L.P. ("1818" and, collectively with Rosecliff, the "Principal Shareholders").


                                 R E C I T A L:

         Pursuant to that certain Agreement of Merger, dated as of February 17, 1997 (the "Merger Agreement"), between HRPT and Government Property Investors, Inc., a Delaware corporation ("GPI"), Government Property Holdings Trust, a Maryland real estate investment trust ("GPH"), has as of the date hereof merged with and into HUB Acquisition Trust, a Maryland real estate investment trust (the "Company"), and the subsidiaries of GPH have thereby become subsidiaries of the Company (the "Acquisition").

         Upon the consummation of the Acquisition, GPI will receive shares of beneficial interest, par value $.01 per share, of HRPT (the "HRPT Common Shares"), as consideration for shares of the capital stock of GPH held by GPI immediately prior to the consummation of the Acquisition, and GPI will thereafter liquidate and dissolve and as a result the former stockholders of GPI, including the Principal Shareholders, will become shareholders of HRPT.

         To induce the Principal Shareholders to approve the consummation of the Acquisition, HRPT is willing to agree to make certain information available to the Principal Shareholders and to provide access to HRPT's properties and officers for a period following the Acquisition.

         NOW, THEREFORE, HRPT and the Principal Shareholders hereby agree as follows:

         1. Definitions. The capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

              (a) "Affiliate": with respect to a specified Person, another Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person or is a director, trustee, executive officer or general partner of the specified Person.

              (b) "Term": a term commencing on the date hereof and expiring on the third anniversary of the Closing (as defined in the Merger Agreement) of the Acquisition.

              (c)  "Person":   an   individual,   partnership,   joint  venture,
corporation, limited liability company, trust or any other form of business organization.

          2. Access to Information. Solely for the purpose of enabling the Principal Shareholders to maintain their investment in HRPT on behalf of their respective partners and Affiliates, and without any intention of participation in the formulation, determination or direction of the basic business decisions of HRPT, HRPT will, upon the request of a Principal Shareholder during the Term:

              (a) Permit the Principal Shareholders to inspect HRPT's properties and provide them financial statements quarterly, and at least annually, business plans, and financial projections of HRPT;

              (b) Make appropriate officers of HRPT available periodically for consultations with the Principal Shareholders with respect to matters relating to the business and affairs of HRPT, including, without limitation, significant changes in management personnel, entry into new lines of business, important acquisitions or dispositions of properties, and the proposed compromise of significant litigation; and

              (c) Inform the Principal Shareholders with respect to any major or significant corporate actions, including, without limitation, special dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the declaration of trust or by-laws of HRPT.

         3. Confidentiality. The Principal Shareholders shall hold in confidence all proprietary and confidential information (including all material non-public information) of HRPT which may come into the Principal Shareholders' possession or knowledge as a result of their receipt of information hereunder, exercising a degree of care in maintaining such confidence as is used by the Principal Shareholders to protect their own proprietary or confidential information that they do not wish to disclose. In addition, in connection with and as a condition of the delivery of material non-public information, the Principal Shareholders may be obliged to execute and deliver an appropriate confidentiality agreement to HRPT. The Principal Shareholders shall use all reasonable efforts to ensure that their respective employees, agents and outside consultants similarly maintain the confidentiality of such proprietary and confidential information of HRPT.

         4. Notices. All notices and other communications which by any provision of this Agreement are required or permitted be given shall be given in writing and shall be (i) sent by nationally recognized overnight courier, (ii) sent by telecopy, confirmed by sending a copy by nationally recognized courier at substantially the same time as such telecopy, or (iii) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows or to such other person(s), facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party:

                  A.       If to Rosecliff:

                           Rosecliff Realty, L.P.
                           712 Fifth Avenue, 34th Floor
                           New York, New York 10019
                           Attn: Peter T. Joseph

                  B.       If to 1818:

                           c/o Brown Brothers Harriman & Co.
                           59 Wall Street
                           New York, NY  10005
                           Attn:  Walter W. Grist

                  C.       If to the Company or HRPT:

                           Health and Retirement Properties Trust
                           400 Centre Street
                           Newton, Massachusetts  02158

or to such other address as a party hereto shall specify in writing given in accordance with this section.

         5. Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

         6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by any party without the prior written consent of the other parties hereto.

         7. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

         8. Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in Massachusetts, without giving effect to the provisions thereof relating to conflict of laws.

         9. Specific Performance. Each party recognizes and agrees that a remedy at law for breach of this Agreement would be inadequate, and further agrees that, for breach of this Agreement, each aggrieved party shall be entitled to injunctive relief and to enforce its rights by an action for specific performance.

         10. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed and delivered, or caused to be executed and delivered, or caused to be executed and delivered by their officers hereunto duly authorized this Agreement as of the date first set forth above.

                                    HEALTH AND RETIREMENT PROPERTIES TRUST



                                    By:
                                        Name:
                                        Title:


ROSECLIFF REALTY, L.P.



By:
     Name:
     Title:


THE 1818 FUND II, L.P.

By:      Brown Brothers Harriman & Co.,
         a general partner



         By:
              Name:
              Title:

                                                               SCHEDULE 7.2(i)



                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into __________, 1997, between GOVERNMENT PROPERTY INVESTORS, INC., a Delaware corporation ("GPI"), and HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust ("HRPT").


                                    RECITALS


         A. HRPT and GPI have entered into an Agreement of Merger, dated February 17, 1997 (the "Merger Agreement"), pursuant to which Government
Property Holdings Trust ("GPH") will be merged with and into Hub Acquisition Trust ("Merger Sub").

         B. Pursuant to the terms of the Merger Agreement, and as a condition to HRPT's obligations under the Merger Agreement, GPI has agreed to provide certain indemnification rights to HRPT.

         NOW, THEREFORE, the parties agree as follows:

                  1. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given therefor in the Merger Agreement.

                  2. Indemnification by GPI.

                           (a) Subject to the other provisions of this Agreement, from and after the Closing, GPI shall indemnify and hold harmless, HRPT and its subsidiaries and affiliates, each of their respective officers, trustees, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Indemnified Parties"), against any losses, claims, damages, liabilities or expenses whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable attorneys' fees and expenses) (collectively, "Losses") (x) arising out of or relating to any breach of any representation or warranty made by (i) GPI in the Merger Agreement, provided solely for purposes of this Agreement, each representation and warranty made by GPI shall be deemed to have been qualified by the phrase "to the knowledge of GPI" (as defined in the Merger Agreement), whether or not so qualified in the Merger Agreement, or (ii) GPI in Sections 3 and 4 of the Registration Rights Agreement and Section 6(b) of this Agreement or (y) pursuant to Section 8.5 of the Merger Agreement.

                           (b) No  Indemnified  Party  shall be entitled to make
                  any claim for indemnification pursuant to this Agreement after December 31, 1997 (the "Claim Period").

                           (c)  Indemnification Procedure.

                           (i) Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim to which indemnification is being sought, such Indemnified Party will, if a claim is to be made against GPI, give written notice to GPI of the commencement of such action or proceeding; provided, however, that failure so to notify GPI shall not relieve GPI from any liability which GPI may have with respect to such claim, except to the extent that GPI is actually materially prejudiced by such failure to give notice.

                           (ii) In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between the Indemnified Party and GPI may exist in respect of such claim, GPI shall be entitled to assume and control the defense of such action to the
                                    extent  that  it  may  wish,   with  counsel
                                    reasonably  satisfactory to such Indemnified
                                    Party,  and  after  notice  from GPI to such
                                    Indemnified  Party  of  its  election  so to
                                    assume  and  control  the  defense  of  such
                                    action,  GPI  shall  not be  liable  to such
                                    Indemnified  Party  for any  legal  or other
                                    expenses subsequently incurred by the latter
                                    in  connection  with  the  defense  of  such
                                    action  other  than   reasonable   costs  of
                                    investigation.      Notwithstanding      the
                                    foregoing,   in   any   such   action,   any
                                    Indemnified  Party  shall  have the right to
                                    retain  its own  counsel,  but the  fees and
                                    disbursements  of such  counsel  shall be at
                                    the expense of such Indemnified Party unless
                                    GPI shall have failed to retain  counsel for
                                    the Indemnified Party. It is understood that
                                    GPI shall not, in connection with any action
                                    or related actions in the same jurisdiction,
                                    be liable for the fees and  disbursements of
                                    more than one  separate  firm  qualified  in
                                    such  jurisdiction to act as counsel for all
                                    Indemnified  Parties,  unless  in  any  such
                                    Indemnified  Party's  reasonable  judgment a
                                    conflict    of   interest    between    such
                                    Indemnified  Party and any other Indemnified
                                    Party may exist in  respect  of such  claim.
                                    GPI shall not be liable  for any  settlement
                                    of  any  proceeding   effected  without  the
                                    written  consent of GPI but if settled  with
                                    such consent or if there be a final judgment
                                    for the  plaintiff,  GPI agrees to indemnify
                                    the  Indemnified  Party from and against any
                                    loss  or   liability   by   reason  of  such
                                    settlement  or  judgment;   GPI  shall  not,
                                    without  the  consent  of  the   Indemnified
                                    Party,  consent to entry of any  judgment or
                                    enter  into any  settlement  which  does not
                                    include as an unconditional  term the giving
                                    by  the   claimant  or   plaintiff  to  such
                                    Indemnified  Party  of a  release  from  all
                                    liability   in  respect  to  such  claim  or
                                    litigation. Within five business days of the
                                    final  determination  of any such settlement
                                    or  judgment,  GPI  shall  deliver  or shall
                                    instruct  the Escrow Agent to deliver to the
                                    Indemnified  Party HRPT Common Shares issued
                                    in the Merger having a value,
                                    determined    under    Section     2(c)(iv),
                                    sufficient to satisfy the amount of such claim as finally determined.

                           (iii) If an Indemnified Party shall claim a right to payment pursuant to this Agreement with respect to which there has been no action or proceeding involving such claim pursuant to
                                    Section  2(c)(i)  above,   such  Indemnified
                                    Party  shall  send  written  notice  of such
                                    claim to GPI.  Such notice shall specify the
                                    basis  for  such   claim.   As  promptly  as
                                    possible  after  the  Indemnified  Party has
                                    given such notice,  such  Indemnified  Party
                                    and  GPI  shall  establish  the  merits  and
                                    amount of such claim (by mutual agreement or
                                    arbitration)  and, within five business days
                                    of the final determination of the merits and
                                    amount of such claim,  GPI shall deliver (or
                                    shall  instruct the Escrow Agent to deliver)
                                    to the Indemnified  Party the amount of such
                                    claim as  finally  determined.  HRPT  Common
                                    Shares  issued in the Merger having a value,
                                    determined    under    Section     2(c)(iv),
                                    sufficient to satisfy the amount of such claim as finally determined.

                           (iv) For purposes of Paragraphs 2(c)(ii) and 2(c)(iii), HRPT Common Shares issued GPI in the Merger that are delivered in satisfaction of a claim made hereunder shall be valued at the greater of the closing sale price for an HRPT Common Share as reported by the NYSE for the trading day next prior to delivery or the Merger Price.

                  3.       Liability Limits.

                           (a) GPI shall have no liability for Losses until such
                  time as the aggregate of such Losses exceeds $1,500,000 (the "Deductible") and thereafter, GPI shall indemnify the Indemnified Parties for all Losses incurred in excess of the Deductible, provided the limitation contained in this Section 3(a) shall not apply with respect to Losses arising under
                  Section 8.5 of the Merger Agreement, and provided further that Losses pursuant to Section 8.5 of the Merger Agreement shall not be taken into account in determining whether the Deductible has been met.

                           (b) Solely for purposes of this Agreement,  a Loss or
                  series of related Losses shall be deemed to have a Material Adverse Effect if the amount of such Loss or series of related Losses exceeds $250,000.

                           (c) In the case of all Premises (including the College Park Premises and including Development Properties and Contract Properties acquired after the Closing Date) if there shall be a Material Adverse Effect and an Indemnified Party
                  (A) shall make a claim for a Loss with respect to which an Indemnified Party is entitled to indemnification under Section 2 (a) resulting from (1) a reduction or offset of rent for a period which is less than the remaining term of the lease or
                  (2) a tenant claim for one time refund of rent or other amounts, then in either case, the amount of the Loss shall be equal to such offset, reduction or tenant claim or (B) shall make a claim for a Loss with respect to which an Indemnified Party is entitled to indemnification under Section 2(a) resulting from a reduction or offset of rent for a period equal to the remaining term of the lease, then the amount of the Loss shall be equal to ten
                  (10) times the amount of such offset or reduction. In the case of the College Park Premises, if either (1) a reduction in rent during the extension period from the rent for such extension period set out by the terms of the current lease and/or (2) a reduction in the GSA buyout option price, as contemplated by Section 2.B or 2.C of the Purchase and Sale Agreement with respect to the College Park Premises, then the amount of the Loss shall be equal to the present value of (1) the ten (10) year stream of such reduction in rent during the extension period plus (2) the reduction in the buyout option price ((1) and (2) discounted to the date of the claim at a discount rate of 10%).

                           (d) Notwithstanding the preceding, GPI's aggregate liability for all Losses under this Agreement and, after the Closing Date, under the Merger Agreement shall not exceed and shall be payable solely from the Second Closing Consideration (as adjusted). At the Second Closing, if any Indemnified Party shall have made a claim hereunder within the Claim Period which remains outstanding, HRPT shall deliver to _____________ as escrow agent (the "Escrow Agent") a number of HRPT Common Shares having a value (based on the Merger Price) equal to the amount of such claim.

                  4.       Arbitration.

                           The  Parties  agree  that  any  and all  disputes  or
                  disagreements arising out of or relating to this Agreement, other than actions or claims for injunctive or other equitable relief or claims raised in actions or proceedings brought by third parties, shall be resolved through negotiations or, if the dispute is not so resolved, through mediation and if necessary binding arbitration conducted by ____________________, whose decision shall be binding on all parties and not appealable. Any such mediation and/or arbitration shall be conducted in _______________ pursuant to the procedures set forth in Exhibit ___ attached hereto and made a part hereof and the arbitration rules and procedures of
                  ____________________.

                  5.       Representations and Warranties of GPI.

                           GPI hereby represents and warrants to HRPT that:

                           (i) this Agreement has been duly authorized, executed and delivered by GPI and constitutes the legal, valid and binding agreement of it, enforceable against GPI in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                           (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which GPI is a party or by which GPI or any of GPI's assets are bound.

                  6. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the Party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

         To:      Health and Retirement Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02158
                  Attn: David J. Hegarty, President
                  Telecopy No.: (617) 332-2261

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn: Alexander A. Notopoulos, Jr.
                  Telecopy No.:  (617)  338-2880

         To GPI:

                  Government Property Investors, Inc.
                  1775 Pennsylvania Avenue, N.W., Suite 1000
                  Washington, D.C.  20006
                  Attn: Mark Levin
                  Telecopy No.:  202-296-8335

        with a copy to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  New York, New York
                  Attn:  Nora Ann Wallace
                  Telecopy No.:  212-821-8111
or to such other representative or at such other address of a Party as such Party hereto may furnish to the other Parties in writing.

                  7. Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in Boston, Massachusetts are closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

                  8.  Successors  in  Interest.   The  parties   anticipate  the
         liquidation of GPI immediately following the Effective Date. As a condition of such liquidation and contemporaneously therewith, certain holders of GPI Common Stock listed on Exhibit A shall, by instrument reasonably acceptable to HRPT, severally assume and agree to pay, perform and observe GPI's obligations under this Agreement in accordance with their proportionate interests set forth opposite their names on Exhibit A.

                  9. Captions. The titles and captions contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

                  10. Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by all of the Parties.

                  11. Controlling Law; Integration; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Agreement supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties to this Agreement relating to the subject matter of this Agreement. The failure of any Party at any time or times to require performance of any provisions of this Agreement shall no manner affect the right to enforce the same. No waiver by any Party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

                  12. Sole Recourse. The Parties agree that the remedies set forth in this Agreement shall be the sole recourse of the Indemnified Parties for any and all Losses and any other breaches by GPI under this Agreement and, after the Closing Date, under the Merger Agreement.

                  13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

                  14. HRPT Limitation of Liability. The Declaration of Trust of HRPT, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Health and Retirement Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HRPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HRPT. All persons dealing with HRPT in any way shall look only to the assets of HRPT for the payment of any sum or the performance of any obligation.

         EXECUTED under seal as of the date first above written.

                                   HEALTH AND RETIREMENT PROPERTIES
                                     TRUST



                                   By: _________________________________

                                   GOVERNMENT PROPERTY INVESTORS, INC.



                                   By: _________________________________

                                                              SCHEDULE 7.2(j)



                                SERVICE CONTRACT

         THIS SERVICE CONTRACT is entered into as of __________ __, 1997, by and
between   Government   Property   Investors,   Inc.  (the  "Service   Provider")
and_____________________ (the "Company").

                                  R E C I T A L

         Pursuant to that certain Agreement of Merger, dated as of February 17, 1997 (the "Merger Agreement"), between Health and Retirement Properties Trust and the Service Provider, Government Property Holdings Trust ("GPH") has as of the date hereof merged with and into HUB Acquisition Trust ("Merger Sub") and the subsidiaries of GPH have thereby become subsidiaries of Merger Sub (the "Acquisition").

         Prior to the date hereof, the Service Provider rendered substantial and valuable administrative and support services to the subsidiaries of GPH.

         The Company will require the skills and services of certain employees of the Service Provider in connection with their general business operations after the date hereof.

         The Service Provider is willing to provide such skills and services to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Service Provider, intending to be legally bound, do hereby agree as follows:

         1. Engagement. The Company hereby engages the Service Provider and the Service Provider hereby accepts the engagement for the Term (hereafter defined) and upon the terms and conditions herein set forth to provide to the Company, administrative and support services in a manner consistent with past practice with respect to the operation of the "Premises" (as defined in the Merger Agreement) and from time to time requested by the Company.

         2. Term. The engagement shall commence on the date hereof and expire on July 31, 1997 (the "Term"). Upon expiration of the Term, all obligations as between the parties shall terminate without recourse to one another under this Agreement.

         3. Performance of Services. The Service Provider shall perform services under this Agreement directly through the employees listed on Exhibit A who shall devote such time and attention as directed by the Company during usual business hours as is reasonably necessary to support the business of the Company and its affiliates. The Service Provider shall consult regularly with the Company to monitor performance of the employees. The Company shall have the right to decline to have any employee, whom it in good faith believes not to be performing acceptably, continue to provide services under this Agreement.

         4. Confidentiality. The Service Provider shall hold in confidence all proprietary and confidential information of the Company which may come into the Service Provider's possession or knowledge as a result of its performance of services hereunder, exercising a degree of care in maintaining such confidence as is used by the Service Provider to protect its own proprietary or confidential information that it does not wish to disclose. The Service Provider shall use all reasonable efforts to ensure that its employees similarly maintain the confidentiality of such proprietary and confidential information of the Company.

         5. Compensation. The Company shall compensate the Service Provider during the Term by reimbursing it for (i) the compensation the Service Provider is obligated to pay the employees listed on Exhibit A at the rates (together with applicable employment taxes including FICA and FUTA) set forth therein, to the extent that and so long as such employees continue to provide services under
Section 3, provided, however, that in no event shall the Company be responsible for reimbursing the Service Provider for any severance costs or similar expenses, (ii) rent payments in respect of the Service Provider's lease of its office space in Washington, D.C. during the Term and (iii) other office expenses relating to the provision of services hereunder; provided the aggregate compensation to the Service Provider under this Agreement shall not exceed $700,000. Reimbursement shall be made on a semi-monthly basis.

         6. Notices. All notices hereunder, to be effective, shall be in writing and shall be mailed by first class certified mail, postage prepaid, as follows:

                  (i)      If to the Service Provider, addressed to it at:

                           1775 Pennsylvania Avenue, N.W., Suite 1000
                           Washington, D.C. 20006
                           Attention:

                           With a copy to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           New York, New York  10022
                           Attention: Nora Ann Wallace

                  (ii)     If to the Company, addressed to it at:

                           Health and Retirement Properties Trust
                           400 Centre Street
                           Newton, Massachusetts  02158
                           Attention:

                           With a copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109
                           Attention: Alexander A. Notopoulos, Jr.

         7. Modifications. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof,superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

         8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (including any successor to GPI upon its liquidation) but may not be assigned by either party without the prior written consent of the other party.

         9. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

         10. Governing Law. This Agreement shall be construed under and governed by the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in Massachusetts, without giving effect to the provisions thereof relating to conflict of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as a sealed instrument as of the date first above written.

                                          GOVERNMENT PROPERTY
                                               INVESTORS, INC.


                                          By:________________________
                                               Name:
                                               Title:


                                          M&P PARTNERS, L.P.


                                          By:________________________
                                               Name:
                                               Title:

                                                              SCHEDULE 7.3(i)

                           NON-SOLICITATION AGREEMENT


         This Agreement is entered into this ____ day of ___________, 1997, by and among Health and Retirement Properties Trust, a Maryland real estate investment trust ("HRPT"), HUB Acquisition Trust, a Maryland real estate investment trust (the "Company"), and


(the "Affiliates" and each an "Affiliate").


                                 R E C I T A L:

         Pursuant to that certain Agreement of Merger, dated as of February 17, 1997 (the "Merger Agreement"), between HRPT and Government Property Investors, Inc., a Delaware corporation ("GPI"), Government Property Holdings Trust, a Maryland real estate investment trust ("GPH") has as of the date hereof merged with and into the Company and the subsidiaries of GPH have thereby become subsidiaries of the Company (the "Acquisition").

         Upon the consummation of the Acquisition, GPI will receive shares of beneficial interest, par value $.01 per share, of HRPT (the "HRPT Common Shares"), as consideration for shares of the capital stock of GPH held by GPI immediately prior to the consummation of the Acquisition.

         The Affiliates are officers, directors or employees of GPI, one or more GPI subsidiaries and/or shareholders of GPI actively engaged in the management of the business of GPI. In connection with and to induce HRPT to consummate the Acquisition, the Affiliates are willing to agree not to take certain action which would interfere with or harm the business the subsidiaries of GPH which have become subsidiaries of the Company and HRPT.

         NOW THEREFORE, HRPT, the Company and the Affiliates hereby agree as follows:

         1. Definitions. Except as otherwise provided in this Agreement, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                  (a) "Competitor": any Person engaged wholly or partly, in the Business.

                  (b) "Business": the business of building, developing, leasing and acting as administrator for real estate owned or leased to the United States government through the General Services Administration and other departments and agencies.

                  (c) "Person": an individual, partnership, partnership, joint venture, limited liability company, trust, corporation or any other form of business organization.

         2.  Non-Solicitation.  Affiliates  each covenant and agree that for two
(2) years after the date of this Agreement, they will not, either directly or indirectly, alone or in conjunction with any other Person (a) solicit any employee, consultant, contractor or other personnel of the Company, to terminate, alter or lessen their affiliation with the Company; or (b) solicit, divert or appropriate any tenant or actively sought prospective tenant of the Company for or on behalf of any Competitor.

         3. Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (i) sent by nationally recognized overnight courier, (ii) sent by telecopy, confirmed by sending a copy by nationally recognized overnight courier at substantially the same time as such telecopy, or (iii) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows or to such other person(s), facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party:

                  A. If to any Affiliate, to the address set forth opposite his or her name on Exhibit A hereto.

                  B.       If to the Company or HRPT:

                           Health and Retirement Properties Trust
                           400 Centre Street
                           Newton, Massachusetts  02158

or to such other address as a party hereto shall specify in writing given in accordance with this section.

         4. Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

         5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of HRPT, the Company and their respective successors and assigns but may not be assigned by any Affiliate.

         6. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

         7. Governing Law. This Agreement shall be construed under and governed by the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in Massachusetts, without giving effect to the provisions thereof relating to conflict of laws.

         8. Specific Performance. Each Affiliate recognizes and agrees that HRPT's and the Company's remedy at law for breach of Section 2 of this Agreement would be inadequate, and further agrees that, for breach of such provision, each aggrieved party shall be entitled to injunctive relief and to enforce its rights by an action for specific performance.

         9. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed and delivered, or caused to be executed and delivered by their officers hereunto duly authorized, this Agreement as of the date first set forth above.

                                    HEALTH AND RETIREMENT PROPERTIES TRUST


                                    By:
                                       Name:
                                       Title:


                                    HUB ACQUISITION TRUST


                                    By:
                                       Name:
                                       Title:


                    [signature blocks for Affiliates to come]

                                                                  Exhibit A



Name                                               Address

                                                                    Schedule 9.2

                         SECOND CLOSING ESCROW AGREEMENT


         THIS SECOND CLOSING ESCROW AGREEMENT (this "Escrow Agreement") is made as of _________ __, 19__ by and among Health and Retirement Properties Trust ("HRPT"), ____________________ (the "Successor"), and ____________________ (the
"Escrow Agent").

                                 R E C I T A L:

         HRPT and GPI entered into a Merger Agreement (the "Merger Agreement"), an executed copy of which has been provided to the Escrow Agent, pursuant to which Government Property Holdings Trust ("GPH") merged with and into HUB Acquisition Trust ("Merger Sub") on the terms and conditions set forth in the Merger Agreement.

         To induce HRPT to consummate the transactions contemplated by the Merger Agreement, GPI entered into an Indemnification Agreement with HRPT, and the Successor subsequently entered into an Accession Agreement, executed copies of which agreements have been provided to the Escrow Agent (such Indemnification Agreement, as amended by such Accession Agreement, the "Indemnification Agreement"), pursuant to which agreements the Successor agreed to indemnify HRPT with respect to certain matters on the terms and conditions set forth in the Indemnification Agreement.

         HRPT has made a claim for Losses (as defined in the Indemnification Agreement) which has not been resolved. Pursuant to the Indemnification Agreement, the Successor has agreed to deposit an aggregate of _________ HRPT Second Closing Shares (the "Escrowed Shares") into escrow upon execution of this Escrow Agreement subject to the terms and conditions set forth in the Indemnification Agreement and in this Escrow Agreement.

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Defined Terms. Terms not otherwise defined herein shall have the respective meanings prescribed therefor in the Merger Agreement and the Indemnification Agreement.

         Section 2. Appointment of Escrow Agent. HRPT and the Successor hereby appoint the Escrow Agent as the escrow agent to hold the Escrowed Shares (as defined below) in accordance with the terms and conditions of this Escrow Agreement.

         Section 3. Delivery and Receipt of Escrowed Shares. Simultaneously with the execution of this Escrow Agreement, the Successor shall deliver to the Escrow Agent certificates representing the Escrowed Shares together with undated stock powers duly executed in blank. Receipt of the Escrowed Shares and the related stock powers is hereby acknowledged by the Escrow Agent. Until distributed and released in accordance with the terms and conditions of this Escrow Agreement, the Escrow Agent shall hold in trust the Escrowed Shares and the related stock powers. If the Escrow Agent should receive any cash or other property in respect of the Escrowed Shares, the Escrow Agent shall invest and reinvest such cash and the income therefrom in any money market fund, substantially all of which is invested in direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America and shall hold such other property in trust subject to the terms and conditions hereinafter set forth.

         Section 4. Release of Escrowed Shares. The Escrowed Shares shall secure the obligations of the Successor pursuant to the Indemnification Agreement and in accordance with the terms of this Escrow Agreement. The Escrow Agent shall release the Escrowed Shares pursuant to a joint direction in writing of HRPT and the Successor or pursuant to the decision of an arbitrator pursuant to the arbitration proceedings set forth in Section 4 of the Indemnification Agreement. For purposes of this Section, each Escrowed Share shall be valued at the greater of the closing sale price for an HRPT Common Share as reported on the NYSE for the trading day next prior to delivery or the Merger Price.

         Section 5. Termination of Escrow. The Escrow Agent shall distribute and release any remaining Escrowed Shares (and, if applicable, any cash or other property in respect of the Escrowed Shares, and any income therefrom, received by the Escrow Agent) upon receipt of notice from HRPT and the Successor that no claim for indemnification made on or before the expiration of the Claim Period (as defined in the Indemnification Agreement) remains outstanding. Such notice shall specify the name and address of each party to whom the remaining Escrowed Shares (and, if applicable, such cash, property and income) shall be delivered. Promptly after receipt of such notice, the Escrow Agent shall deliver the certificates representing such Escrowed Shares (and, if applicable, such cash, property and income) to each party so specified. Upon distribution and release of such Escrowed Shares (and, if applicable, such cash, property and income), this Escrow Agreement shall be deemed terminated and the Escrow Agent shall be released and discharged from all further obligations hereunder.

         Section 6. Duties of Escrow Agent. The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which HRPT and the Successor hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

                  (a) The Escrow Agent shall not be liable for acting upon any written notice, request, waiver, consent, receipt or other instrument or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

                  (b) It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that it shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done, except for its own willful misconduct, breach of fiduciary duty, bad faith or gross negligence or that of its officers, directors, employees and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper and incorrect, provided, only, that the Escrow Agent and its officers, directors, employees and agents shall not have been guilty of willful misconduct, breach of fiduciary duty, bad faith or gross negligence in making such determination.

                  (c) The Escrow Agent may consult with, and obtain advice from, legal counsel including its own officers, employees and partners in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

                  (d) In the event of any disagreement or lack of agreement between HRPT and the Successor of which the Escrow Agent has knowledge, resulting or which might result in adverse claims or demands with respect to the Escrowed Shares, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any claims or demands on it with respect thereto until such matter shall be resolved, and in so refusing, the Escrow Agent may elect to make no delivery or other disposition of the Escrowed Shares, and in so doing the Escrow Agent shall not be or become liable in any way to either HRPT or the Successor for its failure or refusal to comply with such claims or demands, and it shall be entitled to continue so to refrain from acting, and so to refuse to act, until all such claims or demands (i) shall have been finally determined by a court of competent jurisdiction, or (ii) shall have been resolved by the agreement of HRPT and the Successor and the Escrow Agent shall have been notified thereof in writing.

                  (e) The Escrow  Agent may  resign at any time upon  giving ten
(10) days' notice to HRPT and the Successor and may appoint a successor escrow agent hereunder so long as such successor shall accept and agree to be bound by the terms of this Escrow Agreement and shall be acceptable to HRPT and the Successor. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor escrow agent agrees to be bound by the terms of this Escrow Agreement.

         Section 7. No Representations by Escrow Agent. The Escrow Agent makes no representation as to the validity, value, genuineness, negotiability or collectibility of any security or other document or instrument held by or delivered to or by it.

         Section 8. Obligations of Escrow Agent. The Escrow Agent shall be under no obligation to institute or defend any actions, suits or legal proceedings in connection herewith or take any other action likely to involve it in expense unless first indemnified to its reasonable satisfaction.

         Section 9. Expenses. The reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and disbursements) incurred by the Escrow Agent in the performance of its duties hereunder shall be reimbursed one-half by the Successor and one-half by HRPT. Such reimbursement for out-of-pocket expenses shall be made by cash payment to the Escrow Agent from time to time upon its written request. The Escrow Agent shall have no right or lien with respect to the Escrowed Shares for payment of such expenses. Except as otherwise herein or in the Merger Agreement provided, each party shall pay its own expenses incident to the negotiation, preparation, performance and enforcement of this Escrow Agreement (including all fees and expenses of its counsel, accountants and other consultants, advisors and representatives for all activities of such persons undertaken pursuant to this Escrow Agreement), except to the extent, if any, otherwise specifically set forth in this Agreement.

         [Section 10. Escrow Agent Status. _____ hereby acknowledges that the Escrow Agent is counsel to _____ and agrees that it will not seek to disqualify the Escrow Agent from acting and continuing to act as counsel to _____ in the event of a dispute hereunder or in the course of the defense or prosecution of any claim relating to the transactions contemplated hereby or by the Merger Agreement; provided, however, that in the event of a dispute, the Escrow Agent shall (a) immediately seek to appoint a successor escrow agent, which shall be acceptable to HRPT and the Shareholders, having no business relationships with HRPT or the Shareholders and (b) immediately resign upon acceptance of such appointment and agreement to be bound by the terms of this Escrow Agreement by such successor escrow agent.]

         Section 11. Assignment; Successors and Assigns. This Escrow Agreement shall not be assignable by any party without the prior written consent of the other parties.

         Nothing in this Escrow Agreement expressed or implied is intended to or shall be construed to confer upon or create in any Person (other than the parties hereto and their permitted successors and assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Escrow Agreement.

         Section 12. Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that the other party's remedy at law for any breach of the provisions of this Escrow Agreement would be inadequate and agrees that for breach of such provisions, such party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Escrow Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting either party from pursuing any other remedies available to it for such breach or threatened breach, including without limitation the recovery of damages.

         Section 13. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

         Section 14. Waivers; Amendments. Anything in this Escrow Agreement to the contrary notwithstanding, amendments to and modifications of this Escrow Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof.

         Section 15. Notices. All notices and other communications which by any provision of this Escrow Agreement are required or permitted to be given shall be given in writing and shall be (a) sent by nationally recognized overnight courier service, (b) sent by telecopy confirmed by sending (by nationally recognized overnight courier service) written confirmation at substantially the same time, or (c) personally delivered to the receiving party. All such notices and communications shall be mailed, sent or delivered as follows:

         If to HRPT, at:

                  Health and Retirement Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02158
                  Attention: David J. Hegarty, President
                  Facsimile:  617-332-2261

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attention:  Alexander A. Notopoulos, Jr.
                  Facsimile:  617-338-2880

         If to the Successor, at:



         If to the Escrow Agent, at:

                  ----------------------------------

                  ----------------------------------
                  Attention:
                  Facsimile:

or to such other person(s) or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         Section 16. Severability. If any provision of this Escrow Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in ques tion invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Escrow Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         Section 17. Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto. In pleading or proving any provision of this Escrow Agreement, it shall not be necessary to produce more than one of such counterparts.

         Section 18. Section Headings. The headings contained in this Escrow Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

         Section 19. Governing Law. The validity, interpretation, construction and performance of this Escrow Agreement shall be governed by, and construed in accordance with, the applicable laws of the Commonwealth of Massachusetts applicable to contracts made and performed therein and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                           HRPT:

                           HEALTH AND RETIREMENT PROPERTIES TRUST


                           By:_______________________


                           THE SUCCESSOR:

                           [signature blocks to come]

                           THE ESCROW AGENT:


                           ---------------------------
                           as Escrow Agent


                           By:________________________